EXHIBIT 10.1

                                PHOTOWORKS, INC.


              SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         THIS SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (the "Agreement") is made as of the 25th day of April, 2001 (the "Effective Date") by and among PHOTOWORKS, INC., a Washington corporation (the "Company"), and the purchasers listed on Schedule 1 attached hereto (collectively, the "Purchasers").

                                    RECITALS

         A. On the terms and subject to the conditions set forth herein, the Purchasers are each willing to purchase from the Company, and the Company is willing to sell and issue to each Purchaser a convertible debenture in the principal amount set forth opposite each Purchaser's name on Schedule 1 attached hereto and incorporated herein.

         B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Debenture (as defined below) attached as Exhibit A.

         NOW, THEREFORE, the parties hereby agree as follows:

1.       Amount and Terms of the Debenture

     1.1 The Debenture. Subject to the terms of this Agreement, each Purchaser hereby agrees to purchase from the Company a subordinated convertible debenture issued to such Purchaser or the nominee set forth next to such Purchaser's name on Schedule 1 in the form attached hereto as Exhibit A (the "Debenture") in the principal amount set forth on Schedule 1 opposite such Purchaser's name (the "Debenture Amount") against the issuance and delivery by the Company of such Debenture. As used herein, the term "Debentures" shall mean all debentures originally delivered to the Purchasers pursuant to this Agreement, all debentures issued in payment of any interest on such debentures, and all debentures delivered in substitution or exchange for any such debentures and, where applicable, shall include the singular number as well as the plural.

     1.2 Restrictions. Without the approval of the holders of a two-thirds majority in interest of Debentures and Series B Preferred Stock, voting as a class on an "as converted" basis, the Company shall not purchase, redeem or retire any shares of Company capital stock other than repurchases of capital stock granted pursuant to the Company's stock option plan to employees, directors or consultants, upon termination of employment or consultancy pursuant to agreements currently in place and listed in the Schedule of Exceptions nor



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shall the Company issue any capital  stock or other equity  securities of any of its subsidiaries.

     1.3 Additional Debt. After the Closing, the Company may issue up to but not more than an additional $7.5 million of subordinated convertible debentures or capital stock of the Company (but not additional Debentures or Series B Preferred Stock) without the approval of the holders of Debentures or Series B Preferred Stock, provided, that any such additional subordinated convertible debentures issued by the Company shall be pari passu with or subordinate to the Debentures in all respects and any additional capital stock of the Company issued by the Company shall not have a liquidation preference superior to and shall otherwise be in all respects pari passu or subordinate to the Series B Preferred Stock.

2.       Definitions

         For purposes of this Agreement the following terms shall have the following meanings:

     2.1 "Commission" shall mean the Securities and Exchange Commission.

     2.2 "Intellectual Property" shall mean patents, patent applications, trademarks, service marks, mask works, trade names, copyrights, trade secrets, information, proprietary rights and processes.

     2.3 "Incentive Plans" shall mean collectively the Incentive Stock Option Plan as amended and restated as of April 1, 1996, the 1987 Stock Option Plan, as amended and restated as of April 1, 1996, the 1993 Employee Stock Purchase Plan, as amended and restated as of May 31, 1995, the 1999 Employee Stock Option Plan dated October 20, 1999, the 1999 Stock Incentive Compensation Plan, approved by the Company's board of directors on November 23, 1999, the Company's employment letter with Howard Lee dated October 26, 2000 and the Company's employment letter with Ben Calica dated October 31, 2000.

     2.4 "Material Adverse Event" shall mean any change, event or effect that is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that the following shall not be taken into account in determining a "Material Adverse Event": (a) any adverse change, event or effect that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect such party in a materially disproportionate manner, and (b) any adverse


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change,  event or effect that is directly  attributable to conditions  affecting the Company's industry generally, unless such conditions adversely affect such party in a materially disproportionate manner.

     2.5 "Material  Contracts"  shall have the meaning  ascribed to such term in
Section 5.12.

     2.6 "Rights Agreement" shall mean the Investor Rights Agreement in the form attached as Exhibit 2.6 hereto.

     2.7 "Schedule of Exceptions" shall mean the schedule of exceptions to the representations and warranties of the Company in Section 5. The Schedule of Exceptions is attached as Exhibit 2.7 hereto.

     2.8 "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

     2.9 "SEC Reports" shall have the meaning ascribed to such term in Section 5.21.

     2.10 "Subsidiary" shall mean any corporation, partnership or other entity more than 50% of whose equity interests (measured by virtue of voting rights) in the aggregate is owned by the Company or which is otherwise controlled by or under common control with the Company.

     2.11 "Transactional Agreements" shall mean this Agreement, the Rights Agreement, and the Debentures.

3.       The Closing

     3.1 Closing Date. The closing of the purchase and sale of the Agreement (the "Closing") shall be held on the Effective Date, or at such other time as the Company and the Purchasers shall agree (the "Closing Date"). The Closing shall take place at the principal executive offices of the Company located at 1260 16th Avenue West, Seattle, WA 98119.

     3.2 Delivery. At the Closing (i) each Purchaser will deliver to the Company a check or wire transfer funds in the amount of the principal amount indicated next to such Purchaser's name on Schedule 1; and (ii) the Company shall issue and deliver to such Purchaser a Debenture in favor of the nominee of such Purchaser set forth on Schedule 1 payable in the principal amount paid by such Purchaser.

     3.3 Use of Proceeds. The Company shall use the proceeds from the sale of Debentures for general corporate purposes.


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4.       Purchasers Closing Conditions

         Each Purchaser's obligations to purchase the Debenture at the Closing are subject to the fulfillment as of such Closing of the following conditions, any of which the Purchasers may waive in accordance with the terms hereof:

     4.1 Representations and Warranties True. The Company's representations and warranties set forth herein in Section 5 below shall be true and correct when made and shall be true and correct in all material respects as of such Closing as if made on and as of such date; and

     4.2 Compliance with Covenants. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Debentures, no Event of Default as defined in the Debentures shall have occurred and be continuing.

     4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Debenture, pursuant to this Agreement shall be duly obtained and effective as of such Closing.

     4.4 Officers Certificate. At the Closing, the President and Chief Executive Officer of the Company shall deliver to the Purchasers a certificate in form and substance satisfactory to Purchasers certifying as to:

          (a) resolutions of the Company's Board of Directors authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

          (b) the Company's by-laws in effect as of the Closing; and

          (c) the Company's Articles of Incorporation, as amended in full force and effect as of the Closing.

          (d) the satisfaction of the conditions set forth in Sections 4.1, 4.2 and 4.3 above.

     4.5 Opinion of the Company's Counsel. The Purchasers shall have received from Heller Ehrman White & McAuliffe LLP, legal counsel for the Company, an opinion dated the Closing Date, in the form of Exhibit 4.5.

     4.6 Certificate of Existence. The Company shall deliver to the Purchasers at the Closing a long-form Certificate of Existence issued by the Secretary of State, as of a date in April, 2001 prior to the Closing, along with copies of


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the Articles of  Incorporation,  including all amendments  thereto and all other documents filed with the Secretary of State, each certified by the Secretary of State.

     4.7 Escrow. Prior to the Closing, the Company shall deliver executed Debentures to the Purchasers counsel to be held in escrow pending the Closing.

     4.8 Attorneys Fees. At the Closing, the Company shall pay by wire transfer the fees and disbursements of counsel to Purchaser up to, but not in excess of, $20,000.

5.       Representations and Warranties of the Company to purchaserS.

         Except as set forth in the Schedule of Exceptions, the Company hereby represents and warrants to the Purchasers that:

     5.1 Corporate Organization and Authority. The Company:

          (a) is a corporation duly organized and validly existing under the laws of the State of Washington;

          (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted;

          (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to so qualify would not constitute a Material Adverse Event; and

          (d) by-laws and Articles of Incorporation, as amended, both in the form delivered to the Purchasers, are in full force and effect as of the Closing Date.

5.2      Capitalization.  The authorized capital of the Company consists of:

          (a) Preferred Stock. 2,000,000 shares of Preferred Stock, $0.01 par value, of which 105,000 shares have been designated Series RP Preferred Stock (none of which are outstanding), 15,000 shares have been designated as Series A Preferred Stock of which 15,000 are outstanding, and on the Closing Date will also include 36,830 shares designated Series B Preferred Stock (none of which will be issued or outstanding prior to the Closing).

          (b) Common Stock. 101,250,000 shares of Common Stock, $0.01 par value, of which 16,525,605 shares are duly and validly issued (including, without


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limitation,  issued in compliance with applicable  federal and state  securities laws), fully paid, and nonassessable.

          (c) Other Securities. As of the Closing Date, the Company will have reserved for issuance: (a) 36,830 shares of Series B Preferred Stock for issuance pursuant to the terms of this Agreement; (b) 3,683,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock; (c) 3,157,895 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock; (d) 105,000 shares of Series RP Preferred Stock, (e) 862,201 shares of Common Stock for issuance upon exercise of the warrants listed in the Schedule of Exceptions; and (f) 4,041,291 shares of Common Stock for issuance under the Company's Incentive Plans. Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the conversion privileges of the Series B
Preferred Stock to be issued under this Agreement, (iii) the Investor Rights Agreement dated February 14, 2000 (the "Original Investor Rights Agreement"),
(iv) the options and other rights granted under the Company's Incentive Plans listed in the Schedule of Exceptions, and (v) the preferred share purchase rights issued as a dividend on the Company's Common Stock pursuant to the Rights Agreement between the Company and ChaseMellon Shareholder Services LLC, as Rights Agent, dated December 16, 1999 attached as Exhibit 5.2, there are no outstanding rights of first refusal, registration rights, preemptive rights or other securities, rights, warrants, options, conversion privileges, subscriptions, or other instruments or agreements, either directly or indirectly, to purchase or otherwise acquire or issue or convertible into or exercisable for any equity securities of the Company or with any holders of any of the Company's securities.

     5.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries or other entities, other than the following Subsidiaries: Seattle FilmWorks Manufacturing Company, OptiColor, Inc. and FilmWorks Express Inc. Each of the Subsidiaries:

          (a) is duly organized, validly existing and in good standing in the state of its incorporation;

          (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and

          (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to qualify would not constitute a Material Adverse Event.

     5.4 Corporate Power. The Company will have on the Closing Date all requisite legal and corporate power and authority to execute and deliver the


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Transactional Agreements, to issue the Debentures,  the Series B Preferred Stock issuable upon conversion of the Debentures and the Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares"), and to carry out and perform its obligations under the terms of the Transactional Agreements.

     5.5 Financial Statements. The audited financial statements of the Company as of and for the period ended September 30, 2000 and the unaudited balance sheet of the Company as of December 30, 2000 and the unaudited statement of operations for the quarterly period then ended (the "Financial Statements") are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the Company's financial position as of those dates and the results of operations and changes in its financial position for such periods then ended; provided however, that the unaudited financial statements are subject to normal recurring year-end adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles. Except as set forth in the unaudited balance sheet of the Company as of December 30, 2000, the Company has no material liabilities except for current liabilities incurred in the ordinary course of business subsequent to December 30, 2000 which are not, either individually or in the aggregate, materially adverse to the Company. The Company has no material contingent obligations which are not disclosed in the SEC Reports.

     5.6  Authorization.  All corporate  action on the part of the Company,  its officers and directors and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under the Transactional Agreements has been taken and no other action is required. The Transactional Agreements constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

     5.7 Valid Issuance. Each Debenture, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws and without violation of applicable usury laws) fully-paid and non-assessable. The Series B Preferred Stock and the Conversion Shares have been duly and validly reserved and, assuming the Series B Preferred Stock and Conversion Shares are issued in


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accordance with the Debentures and the Articles of Amendment, respectively, will be duly and validly issued (including,  without limitation, issued in compliance
with  all  applicable   federal  and  state   securities  laws)  fully-paid  and
non-assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the Series B Preferred Stock and Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Series B Preferred Stock and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

     5.8 Changes in Condition. Except as specifically set forth in this Agreement, in the SEC Reports or the Schedule of Exceptions, since December 30, 2000, (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no Material Adverse Event, (c) the Company has not incurred any material tax liability, (d) there has been no resignation or termination of employment of any executive officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee,
(e) there has been no labor dispute involving the Company or any of its respective employees and, to the Company's knowledge, none is pending or threatened, (f) there has been no waiver by the Company of a valuable right or of a debt owing to the Company, (g) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business,
(h) there has been no direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business, (i) there has been no material change in any compensation arrangement or agreement with any executive officer, director, key employee or shareholder, (j) the Company has not declared or paid any dividend or other distribution of assets of the Company, (k) there has not been any sale, assignment or transfer of any Intellectual Property, (l) the Company has not incurred, assumed or guaranteed any debt, obligation or liability except for immaterial amounts and for current liabilities incurred in the ordinary course of business which are not, in the aggregate material, and
(m) there has not been any change in a Material Contract to which the Company is a party or by which it is bound which would result in a Material Adverse Event and to the knowledge of the Company no other fact or event is likely to occur, with or without the passage of time, which could reasonably be expected to result in a Material Adverse Event.

     5.9 Litigation. Except as set forth in the Schedule of Exceptions, there is no action, proceeding, or, to the Company's knowledge, investigation pending or threatened, or any basis therefor known to the Company to which the Company or any Subsidiary is a party or by which its or their assets are bound. There is no


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judgment,  decree,  or order of any court in effect  against the Company and the
Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

     5.10 Patents and Other Proprietary Rights.

          (a) To the Company's knowledge, the Company has sufficient title and ownership of or sufficient right to use all Intellectual Property necessary for its business as now conducted, and believes it can obtain, on commercially reasonable terms, any additional rights necessary for its business as contemplated at the Closing.

          (b) No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Intellectual Property.

          (c) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Intellectual Property or with respect to any license of Intellectual Property which are material to the business of the Company.

          (d) No action, suit,  arbitration,  or legal,  administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Intellectual Property and the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would result in Material Adverse Event.

          (e) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Intellectual Property other than in the ordinary course of business or which does not restrict its business as presently proposed to be conducted.

          (f) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as proposed to be conducted.


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          (g) The Company has not received any communications  alleging that the
Company or its employees has violated or infringed any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or any proprietary rights of any other person or entity.

          (h) The Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property used in its products, services and business. The Company has taken reasonable steps to ensure that employees and consultants who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property, or who have knowledge of or access to information about Intellectual Property, have entered into an Employee Confidentiality, Inventions, and Non-Competition Agreement, substantially in the form of Exhibit 5.10 to this Agreement.

     5.11 Taxes.

          (a) Except as disclosed in the Schedule of Exceptions, (i) All federal, state, local, and foreign tax returns required to be filed by the Company have been timely filed and are true in all material respects and (ii)
(A) all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable, (B) any assessments, penalties or interest imposed, and (C) to the Company's knowledge, all other taxes due and payable by the Company, have been paid or will be paid prior to the time they become delinquent.

          (b) Except as disclosed in the Schedule of Exceptions, the Company has not been advised (i) that any of its tax returns have been or are being audited as of the date hereof or (ii) of any deficiency in assessment related to its federal, state or other taxes. The Company has not agreed to any extension of or waived any statute of limitations relating to any taxes or such other payments. The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     5.12 Company's Contracts.

          (a) Legality of Contracts. Except as disclosed in the SEC Reports and as disclosed in the Schedule of Exceptions, the Company is not a party to or bound by any contract, commitment or understanding which (i) is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission) which is to be performed after the date of this Agreement, (ii) involves a license or grant of rights to or from the Company involving Intellectual Property applicable to the business of the Company, (iii) contains provisions


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restricting  the  development,  manufacture  or  distribution  of the  Company's products or services, or (iv) provides indemnification by the Company with respect to infringements of proprietary rights to which the Company or any Subsidiary is a party (all of such types of contracts, communications and understandings, collectively "Material Contracts"). All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects.

          (b) Dividends; Indebtedness. Except as disclosed in the SEC Reports and as disclosed in the Schedule of Exceptions, the Company has not (i) incurred, in the aggregate, any indebtedness for money borrowed in excess of $150,000, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iii) sold, exchanged or otherwise disposed of any of its assets or rights or entered into any agreement or arrangement with respect thereto, other than the sale of its inventory in the ordinary course of business, or (iv) declared or paid any dividends, or authorized any distribution upon or with respect to any class or series of its capital stock.

     5.13 Compliance With Other  Agreements.  The Company is not in violation of
(i) any term or provision of its articles of incorporation or bylaws, each as in effect as of the Closing, (ii) any material term or provision of any Material Contract (iii) to the Company's knowledge, any decree, order, statute, rule or regulation applicable to the Company, in each case, or in the aggregate, the violation of which would constitute a Material Adverse Event. The execution, delivery and performance of the Transactional Agreements by the Company will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:

          (a) any provision of the Company's articles of incorporation or bylaws;

          (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound;

          (c) any contract, agreement or commitment to which the Company or any Subsidiary is a party or by which any of their respective assets are bound; or

          (d) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

     5.14 Employees. The Company believes its relations with its employees are satisfactory. The Company's employees are not represented by any labor unions nor, to the Company's knowledge, is any union organization campaign in progress.

The Company is not aware that any of its executive officers or key employees intends to terminate employment nor does the Company have any present intention to terminate the employment of any thereof.

     5.15 Transactions with Affiliates. Except as disclosed in the SEC Reports, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than
(i) for payment of salary and services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any Incentive Plans). To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract with the Company. Except for agreements between the Company and its employees pertaining to the terms of their employment or the purchase of shares of Common Stock under the Incentive Plans, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

     5.16 Governmental and Third Party Consents. Subject to the accuracy of each Purchaser's representations in Section 6 of this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the entering into of any of the Transactional Agreements or the issuance and sale of the Debentures, the Series B Preferred Stock or the Conversion Shares or the consummation of the transactions contemplated by this Agreement and the other Transactional Agreements, except for filings of Form D required by federal and state securities laws.

     5.17 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation or restriction of any government, administrative agency or instrumentality in respect of the conduct of its business or the ownership of its properties. The Company has all material franchises, permits, licenses, and any similar governmental authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted. The Company is not in default under any of such franchises, permits, license, or other similar authority.

     5.18 Registration Rights. Except as disclosed in the Schedule of Exceptions and except as required pursuant to the Original Investor Rights Agreement and the Rights Agreement, the Company is not presently under any obligation, and has not granted any rights to register any of the Company's presently outstanding securities or any securities that may hereinafter be issued under the Securities Act.

     5.19 Offering. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 6 hereof, the offer, sale and issuance of the Debenture, the Series B Preferred Stock and the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf will take any action that would cause the loss of any such exemption.

     5.20 Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

     5.21 SEC Reports. The Company has filed with the Commission all required forms, reports, registration statements and documents required to be filed by it with the Commission and made all disclosures required by the Securities Act or the Exchange Act (collectively, the "SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be. As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.22 Environmental. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Event and to the best of the Company's knowledge, (A) the Company is and in the past at all times has been in compliance with all applicable Environmental Laws (as defined below),
(B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, and (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims against the

Company. For purposes of this Section 5.22 references to the "Company" include its Subsidiaries and all of its and their respective predecessors.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, health, safety or any chemical, material or substance, use, disposition or exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, as to labeling, storage, use, generation, disposition or disposal. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     5.23 Properties. The Company does not own any real property. The Company has good title to all its personal properties and other assets reflected on the balance sheet included in the Financial Statements which are, in the aggregate, in good repair (reasonable wear and tear excepted), suitable for their respective uses, and free from any liens, charges or encumbrances, other than those imposed in connection with the Company's credit facilities or capital leases disclosed in the SEC Reports or the Schedule of Exceptions. Any real properties held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and are free from any liens, charges or encumbrances, other than those imposed in connection with the Company's credit facility or capital leases disclosed in the SEC Reports or the Schedule of Exceptions.

     5.24 ERISA Compliance. The Company and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from the Company's or any Subsidiary's failure to comply with ERISA that is reasonably likely to result in the Company incurring any liability that could result in a Material Adverse Event.

6.       Representations and Warranties of the Purchasers

         Each Purchaser individually as to itself, represents and warrants to the Company as follows:

     6.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Debenture, the Series B Preferred Stock and the Conversion Shares (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the

Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     6.2 Information and Sophistication. The Purchaser acknowledges that it has received all the information requested from the Company and considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it or its investment adviser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     6.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

     6.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to (i) a shareholder or partner (or retired partner) of the Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Purchaser hereunder or (ii) any member or investment advisory client of Zesiger Capital Group LLC.

         6.5 Accredited Investor Status. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

7.       Miscellaneous

     7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, made and to be performed entirely within the State of Washington.

     7.3   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile to the Company by the Purchasers and to the Purchasers by the Company of an executed signature page to this Agreement by each Purchaser who shall previously have been furnished the final form of this Agreement (other than Schedule 1 hereto) and by the Company shall constitute the execution and delivery of this Agreement by each Purchaser and by the Company.

     7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 1260 16th Avenue West, Seattle, Washington 98119, or to each Purchaser at its address shown on Schedule 1, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     7.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and each Purchaser to be bound thereby.

     7.7 Expenses. The Company shall pay all costs and expenses incurred by the Company and the Purchasers with respect to the negotiation, execution, delivery and performance of this Agreement and the Debenture; provided, however, that the

Company shall only reimburse the reasonable fees and expenses of the Purchasers and Purchasers counsel up to Twenty Thousand Dollars ($20,000), including any representation related to the conversion of the Debenture). If action is instituted to collect the Debenture or to enforce obligations hereunder by the Purchasers, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     7.8 Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.9 Survival of Warranties. The representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, such survival to continue for two (2) years commencing as of the Closing. Such representations, warranties and covenants shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

     7.10 Entire Agreement. This Agreement, the Exhibit and Schedule hereto including the Debenture, and the Investor Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT as of the date first written above.


                                                  COMPANY:

                                                  PHOTOWORKS, INC.


                                                  By:      /s/ Howard Lee
                                                     ---------------------------
                                                     Howard Lee, Chief Executive
                                                     Officer and President


                                                  THE   PURCHASERS,   LISTED  ON
                                                  SCHEDULE 1:



                                                  BY: ZESIGER CAPITAL GROUP LLC,
                                                  AGENT AND ATTORNEY IN FACT


                                                  By:      /s/ Albert Zesiger
                                                     ---------------------------
                                                  Name:   Albert Zesiger
                                                  Title:
                                                          ----------------------

                             SCHEDULES AND EXHIBITS


Schedule 1        Purchasers

Exhibit A:        Form of Convertible Subordinated Debenture

Exhibit 2.6:      Form of Investor Rights Agreement

Exhibit 2.7:      Schedule of Exceptions

Exhibit 4.5:      Opinion of Company Counsel

Exhibit 5.2:      Rights   Agreement   between  the   Company  and   ChaseMellon
Shareholder Services LLC, as Rights Agent, dated December 16, 1999

Exhibit 5.10:     Form   of   Employee    Confidentiality,    Inventions,    and
Non-Competition Agreement

                                   Schedule 1

                             SCHEDULE OF PURCHASERS


                Name of Purchaser*                             Nominee for Purchaser              Principal Amount of Debenture
                ------------------                             ---------------------              -----------------------------
                                                                                                             Purchased
1.       NFIB Serp Assets                           Huland & Co                                              $  39,750

2.       Public Employee Retirement                 Mellon Bank NA custodian                                 $ 639,750
         System of Idaho                            for PERSI-Zesiger Capital

3.       City of Stamford Firemen's Pension Fund    City of Stamford Firemen's Pension Fund                  $ 189,750

4.       The Jenifer Altman Foundation              Batrus & Co.                                             $  99,750

5.       Asphalt Green, Inc.                        Cudd & Co.                                               $  30,000

6.       Dean Witter Foundation                     Tice & Co.                                               $ 129,750

7.       Lazar Foundation                           Hare & Co.                                               $  45,000

8.       HBL Charitable Unitrust                    HBL Charitable Unitrust                                  $  45,000

9.       Helen Hunt                                 Cudd & Co.                                               $  65,250

10.      Peter Looram                               Peter Looram                                             $  35,250

11.      Mary C. Anderson                           Mary C. Anderson                                         $  65,250

12.      Murray Capital, LLC                        Murray Capital, LLC                                      $  50,250

13.      Meehan Foundation                          Meehan Foundation                                        $  35,250

14.      Domenic J. Mizio                           Domenic J. Mizio                                         $  90,000

15.      Morgan Trust Co. of the                    Morgan Trust Co. of the                                  $ 165,000
         Bahamas Ltd. as Trustee U/A/D              Bahamas Ltd. as Trustee U/A/D
         11/30/93                                   11/30/93

16.      Susan Uris Halpern                         Hare & Co.                                               $  99,750

17.      Theeuwes Family Trust, Felix               Theeuwes Family Trust, Felix                             $  50,250
         Theeuwes Trustee                           Theeuwes Trustee

18.      Wells Family LLC                           Atwell & Co.                                             $ 300,000

19.      Albert L. Zesiger                          Albert L. Zesiger                                        $ 150,000

20.      Barrie Ramsay Zesiger                      Barrie Ramsay Zesiger                                    $  99,750

21.      Wolfson Investment Partners LP             Wolfson Investment Partners LP                           $  75,000

                      Total                                                                                 $2,499,750
                      -----                                                                                 ----------


*Address for each Purchaser:
c/o Zesiger Capital Group LLC
320 Park Avenue, 30th Floor
New York, NY 10022
Attn:  Albert L. Zesiger

                                   Exhibit A:

                   Form of Convertible Subordinated Debenture


                [TO BE ATTACHED - See Current Report Exhibit 4.1]

                                   Exhibit 2.6

                        Form of Investor Rights Agreement


               [TO BE ATTACHED - See Current Report Exhibit 10.2]

                                   Exhibit 2.7

                       SCHEDULE OF EXCEPTIONS/DISCLOSURES


The following is a complete list of exceptions, amended as of the Closing (as defined in the Agreement) of the Subordinated Convertible Debenture Purchase Agreement by and among the Company and the Purchasers listed therein (the "Agreement"), known to the Company, to the representations and warranties contained in the Agreement. Section numbers correspond to the section numbers used in the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to be an exception to all other applicable sections to the Agreement if reasonably apparent it would be an exception to such other sections.

Section 5.2(c)(e):
-----------------

         Imperial Bank:    72,727 common share warrants issued December 20, 2000
                                            $1.00 per share

         Series A Preferred Shareholders:   789,474 common shares warrants
                                       issued February 14, 2000, $6.00 per share


Section 5.2(c)(iv):
------------------

See Exhibit A: Grant Summary Report

Section 5.2:
-----------

See ATTACHMENT 6

Section 5.5:
-----------

Preliminary quarterly financial statements for the quarter ended March 31, 2001 will be reviewed with Zesiger Capital Group and Howard Lee.

Section 5.8

         Historically the Company has annual merit increases which are effective at the beginning of each fiscal year. No annual merit increases were given at the beginning of fiscal year 2001. The Company reviews and adjusts wages and salaries and offers incentive plans as part of normal business procedures. The

Compensation Committee of the Board of Directors has overall responsibility for compensation particularly as it relates to the CEO.

         As part of its workforce reductions the Company eliminated two Vice President positions as a reduction in force. January 26, 2001 - Stephen Brown, VP-Product Development/Business Development. March 16, 2001 - William Ledbetter, VP-Information Technology Services.

         On February 2, 2001, the Company entered into an agreement to purchase selected assets related to the Web site of ememories.com for a cash purchase price of $155,000 plus shipping and related transition expenses. The transaction is expected to close in April 2001.

         On March 14, 2001, the Company purchased assets of Storycatcher.com. As part of the transaction, the Company paid $16,000 in cash at closing and signed a one year note payable (due March 14, 2002) for $40,000 (includes principal and interest). In addition, the Company issued 86,500 shares of PhotoWorks common stock which is held back for one year pending no material liabilities arise from purchase of the Storycatcher.com assets.

Section 5.9:
-----------

The following actions are pending against the Company:

In the Matter of CERTAIN LENS-FITTED FILM PACKAGES,
United States International Trade Commission - Investigation No. 337-TA-406

         This investigation was commenced by the U.S. International Trade Commission (ITC) in March, 1998, based on a Complaint filed with the ITC on
February 13, 1998 by Fuji Photo Film Co., Ltd. (Fuji) against a number of importers, including the Company's OptiColor subsidiary. The Complaint alleges that the respondents were infringing a number of U.S. patents, owned by Fuji, on single use cameras, through the importation and resale in the United States of single use cameras, primarily previously used cameras which have been reconditioned for use with new film. The Complaint sought orders excluding the alleged infringing cameras from importation into the United States and prohibiting further sales of such products which have been imported. An evidentiary hearing before an ITC Administrative Law Judge ("ALJ") was held in November 1998. In February, 1999, the ALJ issued an initial decision in favor of Fuji, which the ITC Commissioners subsequently decided to let stand. The ITC Commissioners issued a final order in June, 1999, prohibiting the Company and its subsidiaries, and the other respondents, from importing and selling imported infringing single-use cameras, including recycled single-use cameras.

         The Company, and two of the other respondents who sell large volumes of recycled single-use cameras, have appealed the ITC Commissioner's order to the Federal Circuit Court of Appeals. A decision is expected shortly. In the appeal, as in the ITC proceedings, the issues have been and are vigorously contested, and at this time their resolution cannot be predicted with any degree of certainty. The Company's attorneys are therefore unable to express an opinion as to whether an unfavorable outcome for OptiColor is probable or remote.

         There is risk that Fuji might bring a civil action against OptiColor and the Company for damages for patent infringement by reason of sales of cameras which have been found in the ITC proceeding to infringe Fuji patents. In June, 1999, Fuji brought civil action for patent infringement against three other companies and stated in a press release that it is reviewing its options with respect to other companies involved in the sale of products that infringe Fuji patents. If such an action were brought against the Company, the ITC decision would not be binding in the civil proceeding and would not prevent OptiColor and the Company from raising and litigating all available defenses. At this time we are unable to express an opinion as to the likelihood that such an action would be brought by Fuji. For reasons expressed above, the Company's attorneys cannot express an opinion as to whether, if such an action were commenced, an unfavorable outcome for OptiColor or the Company would be probable or remote. Further, the Company's attorneys lack sufficient information to be able to express any estimate of what the maximum liability in such an action would be in the event of an unfavorable outcome.

OptiColor, Inc., a subsidiary of PhotoWorks, Inc. has designed and manufactured a preloaded camera (single-use) that we believe does not infringe any of the Fuji patents. We have been importing the preloaded cameras and just recently had one shipment held in customs. The Company and its counsel (Derek Fryberg - Heller Ehrman) are researching the issue. We do not believe the cameras infringe and will be released from customs.

Drinkard, et al vs. PhotoWorks, Inc.

                  A complaint has been filed against the Company, since twice amended, by six individual plaintiffs who are suing on their own behalf and purportedly on behalf of a class of all private citizens and non-governmental entities who have received from the Company, and had the Company process, "C-41" 35mm color film from the Company or who have received replacement rolls of film from the Company after film processing. This complaint alleges that the Company has engaged in unfair and deceptive practices by allegedly misrepresenting that film received from the Company must be processed only by the Company and that replacement film is "free". This complaint requests injunctive and declaratory relief and restitution and damages in unspecified amounts, and also requests trebling of damages and recovery of litigation expenses pursuant to the Washington Consumer Protection Act. The court has not yet determined whether the individual plaintiffs will be permitted to prosecute the suit as a class action. The Company filed a motion for summary judgment dismissing the claims of four of the plaintiffs (two of the plaintiffs were added to the action by an amendment to the Complaint a few days before filing of the summary judgment motion). This motion was denied.

                  Management and Plaintiff's Counsel are diligently working towards an out of court settlement regarding future business conduct, distribution of film and discount coupons to the public, and disclosure of film processing information. A summary of the terms of settlement will be published in USA Today, Popular Photography and Photo Trade News pursuant to standard class action procedures. The Company believes this settlement will be reached in early April 2001. The agreed to settlement must then be approved by the court. ( ATTACHMENT 1 -------- Notice to Class and Proposed Class Action Settlement).

Onkor, Ltd.

         By letter dated October 1, 1999, Onkor, Ltd. informed the Company that its product, PhotoWorks Cards appeared to fall within the scope of allowed claims in two of their U.S. Patents (Pat. No. 5,552,994 and 5,748,484). The letter requested the Company to respond and indicated that if the Company did feel that its system fell within the scope of one of Onkor's claims, that the Company would be requested to enter into a licensing agreement with Onkor. In response to the Company's request, without admitting that the system fell within the scope of Onkor's patents, Onkor has forwarded the Company a copy of their standard Patent License Agreement.

Pictra, Inc.
         On August 24, 2000, an attorney for Pictra, Inc. ("Pictra"), sent notice to the Company that the Company may be infringing on Pictra's rights granted in 6 U.S. patents owned by Pictra relating to photo albums on the internet. The Company has requested copies of the patents to review and respond to Pictra's letter. The Company is currently reviewing Pictra's patents. No suits have been filed.

Picture Vision
         A subsidiary of Kodak, Picture Vision has been granted patents on core processes of scanning photographic film and presenting an online retail store based on such images. It is possible that some of the Company's current processes might infringe such patents. There has been no communication from Kodak or Picture Vision on this issue.

Seattle FilmWorks, Inc. v. State of Washington Department of Revenue Thurston County Cause No. 98-2-01473-1

         In this action, the Company is seeking a refund of taxes (and interest) assessed by the Department of Revenue for the period of January 1, 1990 through March 31, 1994 in the amount of approximately $75,000. The taxes assessed were use taxes alleged by the Department of Revenue to be owed as a result of advertising materials (including order forms) mailed to out-of-state customers. The Company is also seeking resolution of the issues involved for future periods.

         By virtue of a pre-trial stipulation between the Department of Revenue and the Company, it was agreed that the Company was entitled to a refund of $30,066 in taxes (with interest of $16,987 through October 31, 1999). The remaining claim of $45,031 in taxes (plus interest) was tried to the Thurston County Superior Court on October 7, 1999. The trial court issued a partially adverse ruling denying the Company's claim. The Company has appealed to the State Court of Appeals, but it is not possible at this point to evaluate the likelihood of a favorable or unfavorable outcome of such an appeal with any reasonable degree of accuracy.

         The issue underlying the foregoing litigation in an ongoing issue for the Company for tax reporting periods after March 31, 1994. That is, it is reasonable that a future routine audit by the Department of Revenue will result in a further use tax assessment unless the litigation has been resolved in a manner favorable to the Company prior to such audit and assessment. The Company has accrued approximately $675,000 and believes it is adequately accrued for such possible assessments.

Section 5.10

The Company is aware of several web sites using the name "PhotoWorks" including MyPhotoworks.com and Photoworks-digital.com.

The Company has objected to the use of the name "Pictures on Disk" and PhotoMail by several entities, including Fuji, on the grounds that it infringes the Company's common law trademarks in these names. The Company's applications for trademarks on Pictures On Disk and PhotoMail were rejected by the U.S. Patent and Trademark Office on the grounds that they were descriptive.

The Company has issued several cease and desist orders for use of the names PhotoWorks, Pictures on Disk, PhotoMail and Pictures Plus.

An employee  who worked for the Company  part-time  through  March 2001,  Sohrab
(Tony) Amirghodsi, also works for Adobe Systems on a full-time basis.

Section 5.11

A tax audit by the Washington Department of Revenue of the Company's Subsidiary, OptiColor, Inc., which commenced in December 1999, has been postponed pending the resolution of a dispute regarding order forms that is on appeal to the Washington State Court of Appeals. In addition the Department of Revenue is expanding the audit to include PhotoWorks, Inc. and Seattle FilmWorks Manufacturing Company.

In December 2000, the City of Seattle completed a routine audit. No assessment was made. The City of Seattle is requesting to expand the audit for tax years subsequent to 1996 but at this time the audit has not been scheduled.

The Company recently concluded negotiations with the State of Washington relating to leasehold excise taxes due for its Warehouse Lease with the federal government. The assessment was paid in April 2001. The Company had adequately reserved for this liability on its balance sheet as of September 30, 2000 and December 30, 2000.

Section 5.12(a)

         The Company has entered into the following agreements which are (i) material contracts, (ii) involve the license or grant of Intellectual Property,
(iii) restrict the development, manufacture or distribution of the Company's products or services or (iv) provide for indemnification by the Company with respect to proprietary rights:

         1. Partnering Agreement dated May 19, 2000 between the Company and Yahoo! (as of the date hereof, the Company owes $500,000 of the $1,500,000 contract price); Term-Unless earlier terminated in accordance with the terms, the agreement shall be for twelve (12) months from launch date of September 21, 2000. The Company is currently renegotiating with Yahoo! regarding the terms of this agreement. The Company has not made the $250,000 payment due in March 2001;

         2. Partnering Agreement between the Company and American Greetings dated September 11, 2000 and amended April 2001. The Company has satisfied payment terms to American Greetings based on the contract amendment; and

         3. Amended and Restated Partnering Agreement between the Company and The Message Group to provide free trial processing coupons/order forms, business reply envelopes and stickers to be applied to the finished product (camera) from The Message Group. The Company will also pay Message Group various bounties based on customer response. ATTACHMENT 3.

         In addition, the Company is a party to various Partnering Agreements or arrangements entered into in the ordinary course of business in which the Company partners with an Internet partner to mutually promote their products and services. These agreements may involve the grant of certain licenses to proprietary rights and related indemnification. The Company also licenses off-the-shelf software pursuant to standard license agreements in the ordinary course of business. None of these agreements would constitute material contracts (as defined in Item 601(b)(10) of Regulation S-K of the Commission)

Other Indebtedness

         (i) Agreement to Restructure Debt dated November 1, 2000, between the Company and FCB Worldwide, Inc. d/b/a FCB Seattle. (Principal Payments of $410,482 due on March 2001, June 2001, October 2001, December 2001, and a final payment in the amount of $295,020 due in March 2002 for a total outstanding principal amount of $1,936,948. Interest is 12% APR payable monthly.) The March 23, 2001 payment and April 1, 2001 interest payment has not been made pending negotiations with FCB Worldwide to discount the amount of the principal balance due.

         (ii) IBM lease for computer equipment pursuant to a Master Term Lease dated December 28, 1997 and Supplements dated December 29, 1999 (both operating lease and a capital lease) in the amounts set forth on ATTACHMENT 2.

         (iii) Xerox lease for color copier 36 month operating lease dated October 13, 2000, in the amounts set forth on ATTACHMENT 2.

         (iv) Supply Agreement dated November 1, 2000, between Eastman Kodak Company and the Company (for supply of Kodak paper and chemicals);

         (v) Agfa Finance Group lease for Advanced Photo System ("APS") equipment - 60 month operating lease dated March 28, 2001 set forth on ATTACHMENT 2. PhotoWorks Inc. is the guarantor for this lease. The lease is under the name of Seattle FilmWorks Manufacturing Company (wholly owned subsidiary of PhotoWorks).

         (vi) leases for main offices, warehouse, customer service area, and retail locations (see ATTACHMENT 2, ("Lease Payments");

         (vii) Employment Contract dated August 16, 2000 between the Company and Gary Christophersen (term of June 30, 2000 to June 30, 2001, with a base salary of $250,000 and a bonus of $150,000 (BONUS HAS BEEN PAID PURSUANT TO AGREEMENT);

         (viii) Employment Offer dated October 26, 2000 between the Company and Howard Lee. (Base salary of $250,000 plus a target bonus of 50% of annual salary based on the performance of the Company as determined by the Board of Directors). In addition, a bonus of $125,000 upon successful completion of fourteen months of service with PhotoWorks);

         (ix) Employment Offer dated October 31, 2000 between the Company and Ben Calica. (Base salary of $145,000 plus a target bonus of 30% of annual salary based on the performance of the Company as determined by the Board of Directors). While this offer does not imply a contract for employment for any duration, should Mr. Calica be terminated for reasons other than cause, the Company will continue salary for three months from the date of termination);

         (x) Employment Offer dated April 1, 2001 between the Company and David Barad. (Base salary of $150,000 plus a target bonus of 40% of annual salary based on the performance of the Company as determined by the Board of Directors). While this offer does not imply a contract for employment for any duration, should Mr. Barad be terminated for reasons other than cause, the Company will continue salary for three months from the date of termination);

         (xi) Note payable to Avenue A, Inc. in the principal sum of $209,057, interest 10% APR. Principal and interest payments due weekly from December 22, 2000 through June 11, 2001, (note: Payments have been made through March 2001). Current principal balance due is $134,057.

Section 5.12(b):

         On December 20, 2000 the Company closed a bridge line of credit with Imperial Bank for $2.5 million, secured by all assets of the Company and perfected by UCC filings and related Security Agreements. Any draws on this line bear interest at the prime rate plus 2%. As of April 4, 2001, the Company has drawn on this line in the amount of $2,350,000. Any borrowed amounts are due upon the earlier of April 30, 2001, or upon closing of the next round of equity financing. In connection with this note, warrants were issued to Imperial Bank to purchase 72,727 shares of Common Stock with an exercise price of $1.00.

         Imperial Bank has provided to the Company a preliminary term sheet which would allow the company to convert the bridge line of credit to a 364 day revolving line of credit based on closing $2.5 million in additional financing.

         The Company is in negotiations with Rhino Advisors in New York. Rhino Advisors has agreed to provide the Company with a $20,000,000 equity line of credit designed to give the Company access to cash through the sale of it common stock. Attached are the term sheets from Rhino Advisors and Pacific Crest. ATTACHMENT 4 AND 5.

         In the 2nd quarter of fiscal 2001, March 31, 2001, the Company increased its inventory reserve by approximately $360,000 for camera inventory and other marketing materials purchased for marketing programs that the company is discontinuing.

         The Company also wrote down approximately $230,000 of fixed assets related to equipment primarily related to scanning equipment that has been replaced or upgraded and other equipment that has been taken offline due to the decline in roll volumes.

Section 5.14

         Employees The Company has recently reduced its workforce through lay offs. November 28, 2000 - The Company reduced its workforce by approximately 50 positions, or 7% of its workforce. March 8, 2001 - The Company reduced its workforce by approximately 113 positions, or 18% of its workforce.
         As part of its workforce reductions the Company eliminated two Vice President positions as a reduction in force. January 26, 2001 - Stephen Brown, VP-Product Development/Business Development. March 16, 2001 - William Ledbetter, VP-Information Technology Services.

Section 5.18

         Under a Debenture Subscription Agreement dated August 14, 1981, the Company granted certain registration rights to Sam Rubinstein. These rights were subsequently amended and clarified by Amendment No. 3 to that agreement in June, 1996. The Debenture Subscription Agreement was further clarified by Amendment No. 4 to that agreement in February 2000.

                                  ATTACHMENT 1
I.       Notice of Class Action and Proposed Class Action Settlement


                  TO: All persons or entities in the United States who processed film with SEATTLE FILMWORKS or PHOTOWORKS, or received film distributed by SEATTLE FILMWORKS or PHOTOWORKS, at any time after March 29, 1996 ("the Class"):



                  This is to notify you that a Class Action lawsuit ("Class Suit") has been brought on your behalf in the Superior Court of King County, Washington, No. 00-2-09552-0SEA, against PhotoWorks, Inc., of Seattle Washington, formerly known as Seattle FilmWorks. In the Class Suit the plaintiffs (who are 6 individuals) claim that Seattle FilmWorks (now PhotoWorks) has made false or misleading representations to customers, as well as to other photoprocessers, (1) that Seattle FilmWorks brand film can be processed only by Seattle FilmWorks or by only a few other labs, when in fact most of such film is of a C-41 type that can be processed by most other photofinishers; and (2) that replacement film distributed by Seattle FilmWorks to photo-processing customers is "free," when in fact customers are charged for the replacement film. On behalf of the Class, plaintiffs seek injunctive and declaratory relief, as well as damages. PhotoWorks disputes and denies these allegations and denies any wrongdoing or liability on the claims asserted in the lawsuit. In the Class Suit there has been no trial or other determination of the merits of the claims, and this Notice is not an expression of any opinion by the Court as to the merits of the claims.



                  PROPOSED SETTLEMENT: For the sole purpose of compromising disputed claims and avoiding costs and risks of further litigation, PhotoWorks and the plaintiffs who represent the Class have agreed to a proposed settlement. Here is a summary of its terms.

                  Future conduct/disclosures. Although PhotoWorks reaffirms its denials of any past wrongdoing, under the settlement PhotoWorks will agree that in the future (a) it will not represent to customers that its film can be processed only by PhotoWorks or by a few or small number of labs if such is not the fact; (b) it will not represent that replacement film is free unless it is provided at no charge over and above the regular price PhotoWorks charges for processing without replacement film; (c) so long as it generally offers customers the option not to purchase replacement film when purchasing processing services, it will conspicuously disclose that option and the method of exercising it, on order forms and on signage in its retail stores; (d) until March 31, 2006 it will maintain a "C-41" designation on the rolls of all standard C-41 film it distributes that is of a type that is able to be properly developed using the industry standard C-41 process.

                   Photoworks also affirms that most of the Seattle FilmWorks film it has distributed since 1996 is standard C-41 film.

         Other  benefits.  PhotoWorks  will also provide these benefits to Class
Members:

         (1) Within one year PhotoWorks will make the following distributions of free rolls of 24-exposure standard C-41 film. (a) It will distribute an aggregate of 900,000 rolls to persons who are active PhotoWorks customers, with the identity of recipients and number of rolls per recipient (not exceeding 3) determined by PhotoWorks in a way that reasonably takes into account past and/or anticipated quantity or frequency of their transactions.
  (b) It will also distribute one roll to each of the first 300,000 Class Members who do not receive any of the 900,000 rolls mentioned above and who, within 6 months after publication of this Notice, request a free a roll in an e-mail sent to PhotoWorks at www.____________________, a telephone call to PhotoWorks at 1-800-____ or a letter mailed to PhotoWorks, P.O. Box ____, Seattle WA _____. Each written request must contain the class member's address, signed or subscribed name, and statement that he or she is a Member of the Class. Materials accompanying these distributions will inform recipients that the C-41 process identified on the film is an industry standard chemical process that most photo-processing labs use to develop film.

         (2 Each member of the Class who does not receive free film under (1) above may submit to Photoworks the Coupon appended or attached to this Notice (prior to the Coupon's expiration) to receive a $1 discount on a film processing order.

            Other provisions. (a) PhotoWorks will pay (subject to Court approval) $2500 to each of the named plaintiffs/class representatives as compensation for their time and involvement in the Class Suit, and $320,000 to the attorneys for the Class for their services and costs in the Class Suit..
  (b) The settlement will release and bar all claims of Class Members against PhotoWorks which arise out of any of the allegations and in the Class suit, except for certain claims by Class Members who exercise the option to request exclusion, which is explained below.



         COURT PROCEDURES. The proposed settlement is subject to approval of the Court. The Court has made a preliminary determination that the Class Suit may be maintained as a class action for purposes of settlement and that the proposed settlement appears to be fair and reasonable. The Court will hold a Fairness Hearing on ___________2001 at _____ in the Courtroom of Hon. Bruce Hillyer, [room no.] King County Courthouse, 516 Third Ave., Seattle WA 98104, to determine whether the proposed settlement should be finally approved.

         Your Right to be Heard. You may object to, support or comment on the settlement if you do so by brief letter mailed first class, postmarked no later than ____________________, which indicates that it is in reference to Drinkard et al. v. PhotoWorks, Inc, No. 00-2-09552-0SEA and is addressed to Superior Court Clerk's Office, King County Courthouse, 516 Third Ave., Room E609, Seattle WA, 98104, with copies addressed and mailed by the same postmark date to (1) Adam Berger, Schroeter, Goldmark & Bender, 810 Third Ave. Ste. 500, Seattle, WA 98104 (Class Counsel) and (2) Peter A. Danelo, Heller, Ehrman, White & McAuliffe LLP, 701 Fifth Ave. Ste. 6100, Seattle, WA 98104 (counsel for PhotoWorks). If you do this, you may, but are not required to, also appear and be heard orally at the Fairness Hearing, either personally or through your own lawyer retained at your expense.



         Exclusion. You may exclude yourself from the settlement and the settlement Class by mailing first class a letter addressed to PhotoWorks
  Settlement Adminstrator , _____________________ postmarked no later than _____________, in which you state "I request exclusion from the PhotoWorks settlement" followed by your name, signature and address. If you exercise this option, you will not be eligible for the free film or coupon benefits described above under "Other Benefits" and you will retain the right to bring a separate individual lawsuit against PhotoWorks on claims for damages covered by the Class Suit. If you do not request exclusion, the Settlement, if finally approved by the Court, will release, and prohibit you from filing a separate suit on, any claim you might have against PhotoWorks based on any of the allegations in the Class Suit, as summarized in the first paragraph of this Notice and stated more particularly in the papers filed by plaintiffs in the Class Suit..

         Further Information. This Notice contains only a summary of the Settlement Agreement and the allegations in the Class Suit. You may inspect complete copies of the Settlement Agreement and other documents in the Class Suit at the Office of the Clerk of the Superior Court of King County, 516 Third Avenue, Room E609, Seattle, WA 98104. If you wish a copy of the Settlement Agreement, or want further information, or otherwise wish to communicate with Class Counsel, you may call toll-free telephone number _________________- or write to Class Counsel, PhotoWorks Settlement,
  ______________________________________.





  DATED:  April ___, 2001.                                By Order of the Court

                                  ATTACHMENT 2
                             MINIMUM LEASE PAYMENTS

Location        Name                         FY01        FY02         FY03         FY04         FY05         FY06          Total
--------        ----                         ----        ----         ----         ----         ----         ----          -----
1               Main Building             387,000     387,000      387,000      387,000      387,000                   1,935,000
2               Fedworks                  208,544      52,992                                                            261,536
3               Buildings 2 & 3           420,000     420,000      420,000      470,400      470,400                   2,200,800
4               Thorndyke                 156,961     161,670      166,142      171,138      176,661                     832,572
4317            Bellevue                    8,942       9,210        9,541        4,040                                   31,733
4319            Mt. Vernon                  4,800       2,000                                                              6,800
4328            Stanwood                   17,750      18,250        9,250                                                45,250
4803            Tacoma                      8,400       2,100                                                             10,500
4806            Lakewood                   21,883      22,100        7,367                                                51,350
4814            Renton                     20,181      20,400       20,400       20,400        6,800                      88,181
4820            West Seattle               13,200      13,200        5,500                                                31,900
4826            U-District                 11,520      11,520        7,680                                                30,720
4828            Northgate                  26,760      27,924       27,924                                                82,608
4830            Federal Way                37,200      37,200       37,200                                               111,600
4832            Olympia                    24,483      26,867       28,210        9,555                                   89,115
4834            Gig Harbor                  8,050                                                                          8,050
4835            Mukilteo                   22,824      24,228       12,566                                                59,618
4838            Sunset Square              18,675                                                                         18,675
4840            Bonney Lake                25,006                                                                         25,006
4841            Langston Landing           19,148      19,239        1,603                                                39,991
4842            FIC                        26,180      26,180       13,090                                                65,450
4843            Tacoma Central             20,432                                                                         20,432
4844            Ballinger Village          24,552      14,322                                                             38,874
4845            Marysville                 16,723                                                                         16,723
4846            Woodinville                25,200       2,100                                                             27,300
4850            Maple Valley               23,100      23,100        1,925                                                48,125
4855            Totem Lake                 21,135       5,313                                                             26,448
4904            Sunset Plaza               25,600      26,800       18,400                                                70,800
4906            Portland                   19,800      19,800       14,850                                                54,450
4908            Cherry Park                 9,450                                                                          9,450
4910            Lloyd Center               19,056                                                                         19,056
4912            Clackamas                  22,272       1,856                                                             24,128
OPERATING       Xerox                      17,832      17,832       17,832                                                53,496
OPERATING       IBM                     1,078,812     443,583                                                          1,522,395
OPERATING       Agfa                       16,274      32,548       32,548       32,548       32,548       16,274        162,740
CAPITAL         IBM                       278,261     206,698       95,976                                               580,936

                                        3,106,007   2,076,032    1,335,005    1,095,081    1,073,409       16,274      8,701,807

                                  ATTACHMENT 3
                             MESSAGE GROUP AGREEMENT

                    AMENDED AND RESTATED PARTNERING AGREEMENT

         THIS AMENDED AND RESTATED PARTNERING AGREEMENT (the "Agreement") is entered into as of October 1, 2000 (the "Effective Date"), by and between THE MESSAGE GROUP, a Florida corporation ("M Group"), located at 3451 Executive Way, Miramar Florida 33025 and PHOTOWORKS, INC., a Washington corporation ("PhotoWorks"), located at 1260 - 16th Avenue West, Seattle, Washington 98119 (collectively referred to herein as the "Parties").

                                    RECITALS

         I. PhotoWorks provides film and digital processing, and archiving. PhotoWorks uses the Internet to help people organize, view and share their photos. PhotoWorks delivers value-added services--both traditional prints and digital output--directly to the customer.

         II. M Group is in the business of manufacturing and distributing pre-loaded cameras and would like to add value for its customers by the inclusion of a free processing trial offer.

         III. On or about May 22, 2000, the Parties entered into a Partnering Agreement and now wish to amend and restate that agreement in order to modify and clarify such agreement to the mutual benefit of the Parties. This Agreement supersedes the original Partnering Agreement between the Parties.

                                    AGREEMENT

         Therefore, the Parties agree as follows:

1.       PHOTOWORKS OBLIGATIONS:

         PhotoWorks will, at its own expense:

1.1 Provide up to 800,000 free trial processing coupon/order forms ("Inserts"), business reply envelopes (BRE) and stickers to be applied to the finished product referencing the offer enclosed therein to M Group for general inclusion with their Message Camera products. PhotoWorks will be responsible for transporting the order forms, BREs, and stickers to M Group's manufacturing facility.

     1.1.1 The Parties acknowledge that PhotoWorks has already issued 300,000 Inserts under terms of the original Partnering Agreement (the "Original Inserts"). Customers who redeem Original Inserts will not be required to pay shipping and handling charges relating to such redeemed Original Inserts.

     1.1.2 PhotoWorks will issue to M Group up to a maximum of 500,000 additional Inserts subject to the terms and conditions of this Agreement (the "New Inserts") beginning on the Effective Date. M Group may submit an order for New Inserts only after M Group has distributed its previously ordered Inserts to retailers.

     1.1.3 Customers who redeem the New Inserts will be required to pay $1.95 in shipping and handling charges for each coupon redeemed.

     1.1.4        The New Inserts will expire 12 months after their print dates.
                  Print dates will correspond with the date of M Group's print request(s).

     1.1.5 In order to address PhotoWorks' concerns regarding quality control and to manage customer expectations, PhotoWorks may include a statement on the New Inserts to the effect that disposable cameras may not perform as effectively as traditional cameras.

1.2 Participate in a specific camera promotion for McDonald's restaurants (the "McDonald's Program") with M Group as follows:

     1.2.1 In addition to the New Inserts to be issued under Section 1.1, PhotoWorks will issue to M Group for use in the McDonald's Program up to a maximum of one million (1,000,000) specially coded Inserts ("McDonald's Inserts") for inclusion with M Group Camera products as part of a McDonald's promotion.

                  1.2.1.1 PhotoWorks will issue to M Group an initial set of 265,000 McDonald's Inserts ("Initial McDonald's Inserts"). Customers who redeem these Initial McDonald's Inserts will not be required to pay $1.95 in shipping and handling charges for each Insert redeemed.

                  1.2.1.2 PhotoWorks will issue to M Group up to an additional 735,000 McDonald's Inserts ("Additional McDonald's Inserts") in order to accommodate expansion of the McDonald's Program. Customers who redeem these Additional McDonald's Inserts will be required to pay $1.95 in shipping and handling charges for each Insert redeemed.

     1.2.2 All McDonald's Inserts will expire 12 months after their print dates. Print dates will correspond with the date of M Group's print request(s). PhotoWorks may include in McDonald's Inserts a statement similar to that provided for in Section 1.1.5 above. 1.2.3 The McDonald's Program may be extended upon the written mutual agreement of the Parties. If PhotoWorks elects not to provide additional McDonald's Inserts, M Group may use an alternative film processor to continue with an extended McDonald's Program.

1.3 PhotoWorks will include a link to M Group's Web site on PhotoWorks' Partners page on the PhotoWorks Web site.

2        M GROUP OBLIGATIONS:

         M Group will, at its own expense:

     2.1          Promote  PhotoWorks  as the  preferred  provider  of film  and digital processing and archiving services. No competitive provider of photo processing and archiving will be promoted more prominently than PhotoWorks. M Group will promote
                  PhotoWorks:

                  2.1.1 Using banners, buttons and/or text links provided by PhotoWorks in any listing of partners that appears on the M Group pages.

                  2.1.2 With the inclusion of a Original Inserts, New Inserts and McDonald's Inserts within the package of M Group Cameras as contemplated by this Agreement. M Group retains the right to decide which of its customers' cameras shall include the free processing offer.

                  2.1.3 Every camera containing an Insert shall bear a sticker supplied by PhotoWorks per Section
                                    1.1 in a previously  agreed-upon location on
                                    the  front  of  the  camera  outer   package
                                    indicating  a  free   processing   offer  is
                                    included therein.  Alternately,  M Group may
                                    redesign the outer  packaging  such that the
                                    Insert contained therein is printed directly
                                    and  prominently  displayed  on the camera's
                                    outer  package.   In  either  case,  artwork
                                    referencing the free processing offer or which includes any logo or other PhotoWorks mark or trademark is subject to the approval of PhotoWorks prior to printing.

     2.2 M Group shall be responsible for ensuring that all cameras, which feature the free trial processing coupons/order forms, are of a quality satisfactory for developing quality prints. M Group's products will be replaced if defective in manufacture or packaging. Any customer complaint to PhotoWorks related to defects in manufacture or packaging must be communicated to M Group, in writing, within seven (7) days from receipt to the M Group Customer Service Department for customer complaint resolution. All costs incurred by PhotoWorks, above usual and customary costs for customer resolution and service time, as a result of defective manufacture of packaging, shall be the responsibility of M Group and may be deducted from sums due to M Group under the terms of this agreement.


3        PAYMENTS:

     3.1 Within fifteen (15) days following the end of each calendar month, PhotoWorks shall make the following payments:

                  3.1.1 As to the Original Inserts only, PhotoWorks will pay $17.50 for each New Customer that redeemed an Original Insert during the preceding calendar month.

                  3.1.2 As to the New Inserts, PhotoWorks will pay $5.00 for each New Customer that redeemed a New Insert during the preceding calendar month. For each New Customer who redeems a New Insert, PhotoWorks will pay an additional $5.00 (for a total potential adjustment of $10.00 per New Customer) if and when such New Customer returns to PhotoWorks, purchases and pays for PhotoWorks' film processing services without redeeming an Insert.

                  3.1.3 As to the Initial McDonald's Inserts, PhotoWorks will pay $5.00 for each New Customer that redeemed an Initial McDonald's Insert during the preceding calendar month. No additional payments shall be paid to M Group relating to New Customers who redeem the Initial McDonald's Inserts, whether or not such New Customers subsequently purchase PhotoWorks' film processing services without redeeming an Insert.

                  3.1.4 As to the Additional McDonald's Inserts, PhotoWorks will pay $5.00 for each New Customer that redeemed an Additional McDonald's Insert during the preceding calendar month. For each New Customer who redeems an Additional McDonald's Insert, PhotoWorks will pay an additional $5.00 (for a total potential payment of $10.00 per New Customer) if and when such New Customer returns to PhotoWorks, purchases and pays for PhotoWorks' film processing services without redeeming an Insert.

                  3.1.5 Notwithstanding the foregoing, the total fees to be paid by PhotoWorks to M Group attributable to the McDonald's Program shall not exceed one million dollars ($1,000,000).

                  3.1.6 "New Customer" for PhotoWorks is defined as a single U.S. postal address of a viable mail order film processing customer from which PhotoWorks has received no orders in the past one (1) year, that sends in a roll (or more) of film or pre-loaded camera for processing to PhotoWorks, using an order form included within a Camera distributed by M Group. As soon as practicable after the Reporting Date, M Group agrees to provide PhotoWorks with its test list which identifies any seed customers. M Group acknowledges and agrees that no fees will be paid to M Group based on Inserts redeemed or purchases completed by such seed customers.

     3.2 On the Effective Date or as soon thereafter as reasonably practical PhotoWorks shall pay M Group the sum of thirty-five thousand dollars ($35,000). Such funds shall be an advance against all fees under this Agreement except funds related to the MacDonald's promotion.. In the event fees due under this Agreement exceed $35,000, in the aggregate, PhotoWorks shall pay the fees as required in Section 3.1 and accompany such payment with the accounting as required in Section 3.3.

     3.3 Within fifteen (15) days following the end of each calendar month during the term of this Agreement, PhotoWorks shall provide M Group with a report and accounting of monies owed based on activity during the preceding calendar month. The reports shall be categorized by insert code in alpha order. Such report shall also include the names and mailing addresses of New Customers acquired during the preceding month; provided, however, M Group may use such customer information for no purpose other than for auditing PhotoWorks' compliance under this Agreement and such disclosures shall be subject to the restrictions contained in PhotoWorks' privacy policy to the extent the gathering and disclosure of such customer information is controlled by such privacy policy. In any event, such customer information shall be deemed Confidential Information and the exclusive property of PhotoWorks under this Agreement.

4        TERM AND TERMINATION:

     4.1 The term of this Agreement is to be one (1) year from the Effective Date. The term may be extended for additional one-year periods upon the mutual agreement of the Parties.

     4.2 Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the written notice to the breaching party of such breach.

     4.3 Upon the expiration or earlier termination of this Agreement, PhotoWorks' obligation to issue Inserts shall cease; however, PhotoWorks will continue to honor all unexpired Inserts and will account for and pay the fees required under this Agreement with respect to such Inserts as they become due. Upon the expiration or earlier termination of this Agreement, M Group will promptly return any unearned portion of the $35,000 advance remaining on the date of termination.

5        TRADEMARK LICENSE:

     5.1 Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only to fulfill any promotional obligations specified herein. The trademark owner may terminate the foregoing trademark license if, in its reasonable discretion, the licensee's use of the marks is reasonably likely to tarnish, dilute, blur or otherwise degrade the reputation value of the mark and such use is not corrected within five (5) days of notice thereof; alternatively, in these circumstances the owner may specify that specified uses may not contain the marks. Title to and ownership of the owner's marks shall remain with the owner. The licensee shall use the marks exactly in the form provided and in conformance with any trademark usage policies. Any benefits accruing from use of such trademarks shall automatically vest in the owner.

6        CONFIDENTIALITY:

     6.1 A party's "Confidential Information" is defined as any confidential or proprietary information of a party which is disclosed to the other party in writing, marked confidential or if disclosed orally, is identified as confidential at the time of disclosure. Each party shall hold the other party's Confidential Information in confidence and shall not disclose such to third parties nor use the other party's Confidential Information for any purpose other than as required to perform under this Agreement. Each party shall destroy all Confidential Information of the other party upon expiration or termination of this Agreement, unless the license thereto survives termination of this Agreement. Such restrictions shall not apply to Confidential Information which (a) is already known by the recipient, (b) becomes, through no act or fault of the recipient, publicly known, (c) is received by recipient from a third party without a restriction on disclosure or use, or (d) is independently developed by recipient without reference to the Confidential Information. The restriction on disclosure shall not apply to Confidential Information that is required to be disclosed by a court or government agency. The terms and conditions of this Agreement will be deemed to be Confidential Information and will not be disclosed without the prior written consent of the other party.

7        INDEMNITY:

     7.1 Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from any breach of the Indemnifying Party's obligations under this Agreement. In addition, M Group shall indemnify PhotoWorks against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which PhotoWorks may incur as a result of claims in any form by third parties arising from the M Group trademarks. The foregoing obligations are conditioned on the Indemnified Party: (i) giving the Indemnifying Party notice of the relevant claim, (ii) cooperating with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the

                  Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

8        LIMITATION OF LIABILITY:

     8.1 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN THE EVENT OF A BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNT OF FEES PAID TO M Group HEREUNDER.

9        DISCLAIMER OF WARRANTIES:

     9.1 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS." EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

10       DISPUTE RESOLUTION:

     10.1 In the event of any disputes between the Parties arising from or concerning in any manner the subject matter of this Agreement which cannot be resolved through good faith negotiation and mediation, the Parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes.

11       GENERAL PROVISIONS:

     11.1 This Agreement is the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both Parties.

     11.2 Neither party may assign or transfer any of the rights, duties, or obligations herein to any party (except to an affiliated company, or to a successor in interest in the event of a merger, sale of assets of the business to which this Agreement is related, or consolidation) without the prior written consent of the other party, and any purported attempt to do so will be null and void.

     11.3 This Agreement shall be construed in accordance with and governed by the laws of the State of Washington without regard to the principles of conflicts of law.

     11.4 The Parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchiser-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

     11.5 If any provision hereof shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. The Parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     11.6 If executed in counterparts, each will serve to evidence the Parties' binding agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year last written below.


M GROUP                                    PHOTOWORKS, INC.


By:                                        By:
         -------------------------------           -----------------------------

Name:                                      Name:
         -------------------------------           -----------------------------

Title:                                     Title:
         -------------------------------           -----------------------------

Date:                                      Date:
         -------------------------------           -----------------------------

                                  ATTACHMENT 4
                             PACIFIC CREST AGREEMENT
                              EQUITY LINE OF CREDIT

January 17, 2001


Mr. Gary Christophersen
Chairman
PhotoWorks, Inc.
1260 16th Avenue West
Seattle, Wash.  98119


Dear Gary:

         In accordance with our recent discussions, this letter agreement ("Agreement") is provided to confirm our understanding that Pacific Crest
Securities Inc. ("PCS") will act as the exclusive investment banking representative ("Representative") to PhotoWorks, Inc. ("PhotoWorks" or the "Company"), its board of directors and its shareholders to initiate, develop and negotiate proposals with Rhino Advisors, Inc. for the following financing:
Underwritten   Equity  Access  Program  of  up  to  $20  Million  U.S.   Dollars
($20,000,000) in Common Stock, or an alternative structure acceptable to PhotoWorks (collectively, the "Investment") subject to the satisfactory completion of our continuing due diligence.

Pacific Crest Securities' Role

PCS will act as the Representative to advise PhotoWorks on the Investment. PCS activities will include (i) introduction to Rhino Advisors (and additional investors if agreed) (ii) development and evaluation of alternative Investment structures, (iii) advice on tactics and strategy, (iv) advice on pricing, (v) recommendations on potential alternatives and (vi) assistance in negotiating and closing the Investment.

Access to Information and Confidentiality

In conjunction with the Investment, the Company may provide PCS with historical and projected financial statements, budgets, marketing plans, and other information relevant to the business, properties and prospects of the Company (collectively "Information"). The Company will afford PCS, on an as needed basis, access to its directors, officers, Company employees and facilities, as well as the Company's outside counsel, independent accountants, and other third parties having a relationship with the Company to the extent appropriate to permit PCS to complete its tasks and to render services hereunder. The Company acknowledges that PCS will be relying upon Information furnished by the Company and that PCS will not assume any responsibility for the accuracy and completeness of the Information provided by the Company and will not undertake to independently verify such Information.

         PCS shall not, without the written consent of the Company, except as required by law, disclose to third parties or use any of the non-public information about the Company that PCS obtains as a result of performing the activities contemplated by this Agreement, except to employees and agents of PCS directly involved in the engagement and potential third parties approved by the Company that have entered into agreements with the Company and PCS to keep confidential any non-public information about the Company. PCS agrees to comply with all applicable securities laws in maintaining confidentiality of all non-public information PCS obtains hereunder. The terms of this paragraph shall survive the termination of this Agreement.


Engagement, Termination and Surviving Obligations

PCS will be engaged by PhotoWorks upon the signing of this engagement letter . It is understood that this Agreement may be terminated with or without cause by the Company or PCS at any time and without liability or continuing obligation between the Company and PCS except for (1) any Financing Fee or Commitment Fee (as defined below) earned, (2) reimbursement of PCS's out-of-pocket expenses, and (3) any other obligation hereunder, which by its express terms, survives termination of this Agreement. All such obligations will be continuing after the termination of this Agreement and items (1) and (2) shall be deemed earned and/or payable according to the terms and conditions set forth below. Termination of this Agreement must be in writing. Any modifications to this Agreement must be mutually agreed to in writing.

Fees

Upon the purchase of any PhotoWorks equity by an Investor (as defined below) pursuant to the underwritten equity access program (each, a "Purchase"), the Company agrees to pay PCS a contingent fee ("Financing Fee") equal to 4.0% of the total Financing Value (as defined below) in cash and, upon execution of the equity access program documents, warrants to purchase 120,000 shares of common stock of PhotoWorks. The warrants will be in form and substance comparable with the terms of the warrant granted to the Buyer, and including any registration rights granted to the Buyer with respect to the warrants or any shares issuable upon exercise of the warrants. The exercise price will be $1,00 per share for 20,000 warrants, $2,00 per share for 20,000 warrants, $3.00 per share for 20,000 warrants, $4,00 for 20,000 warrants, $5.00 for 20,000 warrants, and $6.00 for 20,000 warrants. Any Financing Fee will be determined as of each Purchase closing date, or successive Purchase closing dates, and will become due and payable upon each closing of a Purchase.

The term "Financing Value" means the total amount equal to the sum of the aggregate face value of any securities provided to the Company, cash contributed, advertising credits, other assets contributed and/or any similar contributions, payments or provisions made to the Company by Rhino and its affiliates.

In addition to any Financing Fee, Photo Works will pay an $80,000 commitment fee to PCS as follows: $40,000 upon execution of the equity access program documents ("Closing") $20,000 six months from Closing, $20,000 nine months from Closing. The second and third payments are contingent on a mutual agreement between PCS and PhotoWorks (to be decided six months from Closing) regarding a continuing relationship between Pacific-Crest and PhotoWorks.

As a condition of PCS acting as Representative pertaining to Rhino Advisors or other companies as agreed upon in writing, the Company agrees that if within 9 months after the termination of this Agreement, the Company and any Investor effect any investment transaction or reach an agreement to effect any investment transaction which actually closes in the future, PCS will be entitled to the Financing Fee that would have been paid had this letter agreement not been terminated.

Expenses

The Company agrees to reimburse PCS for all of its out-of-pocket expenses incurred in its role as Representative for the Company. PCS agrees that it must receive the Company's prior approval to incur aggregate out-of-pocket expenses in excess of $20,000. Such reimbursements will be due at the end of each month that the expenses are incurred.

Indemnification

The Company agrees that since PCS will be acting on its behalf, PhotoWorks, as well as any successors, will defend, indemnify and hold harmless PCS and each of its officers, directors, employees, and each affiliated company of PCS (PCS and each such other person or entity being herein referred to as an "Indemnified Party") from and against any and all losses, claims, damages, and liabilities, joint or several (including all fees and disbursements of counsel and all other expenses, reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability, as incurred) to which such Indemnified Party may become subject under any applicable federal or state law or otherwise, which are related to or arise out of (i) actions taken or omitted to be taken by the Company or (ii) actions taken or omitted to be taken by an Indemnified Party with the Company's consent or in conformity with the instructions of, or in conformity with actions taken or omitted to be taken by the Company or (iii) any Investment accepted by the Company, provided, however, that the Company will not be liable to PCS under clause (ii) or (iii) hereof to the extent that any loss, claim, damage, or liability resulted from the intentional misconduct or gross negligence of PCS or an Indemnified Party.

          If a suit or action is instituted in connection with any controversy arising out of this Agreement, the aforementioned confidentiality agreement, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover, in addition to such costs, such sum as the court may adjudge reasonable attorney fees, including fees on any appeal.

Assignment

Neither party may assign its rights hereunder to any other person without the consent of the other.

If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter. We look forward to working with you towards the successful conclusion of this assignment.

Very truly yours,

PACIFIC CREST SECURITIES INC.


By:_____________________________
Jody Miller
Senior Vice President


Acknowledged and Agreed:

 PhotoWorks, INC.

By:_____________________________

Its:_____________________________

Date:______________________________

                                  ATTACHMENT 5
                                 RHINO ADVISORS
                              EQUITY LINE OF CREDIT

                              RHINO ADVISORS, INC.

                         130 West 29th Street, 5th Floor
                               New York, NY 10001
                               Tel: (212) 594.6555
                               Fax: (212) 594.7181

                                                          January 18, 2001

PhotoWorks, Inc.
1260 16th Avenue West
Seattle, WA 98119

         Re:  Equity Line Commitment

Dear Mr. Howard Lee:

         Reference is made to that certain attached yet to be signed Engagement Agreement (the "Engagement Agreement"), by and between PhotoWorks, Inc. (the "Company") and Pacific Crest Securities (the "Placement Agent) and the term sheet attached thereto (the "Term Sheet"). In consideration for Rhino Advisors (the "Investor's Advisor") agreeing to negotiate and prepare the documentation necessary to close the proposed transaction (the "Transaction") pursuant to the Term Sheet, the Company shall in the event that the parties do not consummate the Transaction within sixty (60) calendar days from the date hereof, pay the non-accountable fees, expenses and disbursements of Investors' counsel in the amount of $20,000. Additionally, the Company makes the following representations and warranties to the Investor:

         1. The Company will execute and deliver to the Placement Agent the Engagement Agreement immediately upon closing this Transaction. This letter agreement and the Engagement Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms;

         2. The execution and delivery of this letter agreement by the Company and acceptance of the attached Term Sheet have been duly authorized by all necessary corporate action. Further authorization of the Company's Board of Directors will be required to close the Transaction; and

         3. The execution, delivery and performance by the Company of this letter agreement, the Engagement Letter and the consummation by the Company of the transactions contemplated thereby do not and will not, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of first refusal, termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party.


         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Each of the Company and the Investor agree to submit itself to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this letter agreement.

         This letter agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This letter agreement may be amended only by a writing executed by all parties.

         This letter agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.

         In the event that any provision of this letter agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this letter agreement shall continue in full force and effect without said provision.

         If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                         Very Truly Yours,

                                         Rhino Advisors


                                         By: ________________________________
                                                Name:
                                                Title:
ACCEPTED AND AGREED TO:
PhotoWorks, Inc.
By:  _____________________________
Name:                               Title: President and Chief Executive Officer

                                  ATTACHMENT #6

                    PHOTOWORKS, INC
                 CAPITALIZATION TABLE
                    (Fully Diluted)
                  As of April 5, 2001

Common stock issued and outstanding                       16,505,659
Common stock issued to StoryCatcher.com                       86,500
Employee stock purchase plan 3/30/01 purchase                 19,946

Series A Preferred shares:15,000 @ $1,000/sh
  Convertible to common stock - $4.75                      3,157,895
Series A Warrants $6.00                                      789,474

Warrants - Imperial Bank $1.00                                72,727

Stock Options issued and outstanding                       2,913,793
                                                       --------------

Total common stock - Fully Diluted                        23,543,994
                                                       ==============


After Series B:
2,500,000 convertible at.75                                3,333,333
                                                       --------------

Total                                                     26,877,327
                                                       ==============

                                   Exhibit 4.5

                       Form of Opinion of Company Counsel


April 25, 2001

                                                             Main (206) 447-0900
                                                              Fax (206) 447-0849



To Each of the Purchasers Listed on
Schedule 1 to the Subordinated Convertible
Debenture Purchase Agreement

Re:      PhotoWorks, Inc.

Ladies and Gentlemen:

         We have acted as counsel to PhotoWorks, Inc., a Washington corporation (the "Company"), in connection with the Subordinated Convertible Debenture Purchase Agreement, dated as of April 25, 2001 between the Company and each of the Purchasers listed on Schedule 1 to the Agreement (the "Agreement"). This opinion is rendered to you pursuant to Section 4.5 of the Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement.

                                       I.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have also assumed without making any inquiry into the reasonableness or validity thereof that: (A) each of the parties to the Agreement other than the Company (the "Other Parties") has all necessary power and authority to execute and deliver, and perform its obligations under the Agreement, (B) the Agreement is a valid and binding obligation of each of the Other Parties enforceable against such Other Party in accordance with its terms and (C) there are no facts or circumstances relating to any of the Other Parties (for example, lack of due organization, regulatory prohibitions or the failure to qualify to do business) that might prevent such Other Party from enforcing any of its rights to which our opinion relates. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

         (a)      The Agreement;

         (b) The Articles of Amendment, as filed with the Washington Secretary of State on April 24, 2001 (the "Articles of Amendment");

Heller Ehrman White & McAuliffe LLP   701 Fifth Avenue, Suite 6100   Seattle, WA  98104-7098   www.hewm.com
--------------------------------------------------------------------------------------------------------------------------
Seattle Portland Anchorage San Francisco Silicon Valley Los Angeles San Diego New York Washington D.C. Hong Kong Singapore
Affiliated Carnelutti Offices:   Milan   Rome   Paris   Padua   Naples

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 2



         (c) The Subordinated Convertible Debentures (the "Debentures") to be issued to the Purchasers under the Agreement;

         (d)      The Investor Rights Agreement;

         (e) The Articles of Incorporation of the Company certified by the Washington Secretary of State as of April 9, 2001, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion prior to the filing of the Articles of Amendment and the Articles of Correction;

         (f) The Bylaws of the Company, including all amendments thereto, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (g) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to (i) the issuance of all outstanding shares of capital stock of the Company and
                  (ii) the transactions contemplated by the Agreement;

         (h) Information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of April 20, 2001;

         (i) Stock ledger provided by the Company and certified to us by an official of the Company as being a complete record of the issued and outstanding shares of Series A Preferred Stock as of April 25, 2001;

         (j) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State dated April 6, 2001;

         (k) Each of the agreements (i) filed as Exhibits to the Company's Annual Report on Form 10-K for the year ended September 30, 2000, (ii) listed in Section 5.12 of the Schedule of Exceptions to the Agreement and (iii) listed in a certificate of the Chief Executive Officer and President of the Company as to the material agreements and material instruments to which the Company is a party or by which the Company's properties or assets are bound (collectively, the "Material Contracts"); and

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 3


         (l) Articles of Correction, as filed with the Washington Secretary of State on April 25, 2001 (the "Articles of Correction").

         The documents identified in paragraphs (a), (c) and (d) above are referred to in this opinion as the "Transaction Documents." The Common Stock issuable upon conversion of the Series B Preferred Stock is referred to in this opinion as the "Conversion Shares."

         Our opinion expressed in Paragraph 1 of Part III as to the valid existence of the Company under the laws of the State of Washington is based solely upon the Certificate of Existence/Authorization enumerated above. We have made no additional investigation after the date of the Certificate of Existence/Authorization in rendering our opinion expressed in Paragraph 1 of
Part III.

         In connection with our opinion relating to Material Contracts, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the Material Contracts are governed by the laws of any jurisdiction other than the State of Washington, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements and instruments.

         Where our opinion relates to our "knowledge," that knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of attorneys in this firm who are currently involved in legal representation of the Company in connection with the Agreement. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

         In rendering our opinions in Paragraphs 5, 6 and 9 of Part IV below, we have assumed without investigation that (i) the offer and sale of the Debentures were not effected by any general solicitation or general advertising, (ii) all of the representations made by the Purchasers in Section 6 of the Agreement are true and correct, (iii) no offer, sale or issuance of any securities during the six-month period preceding the start of, or during the six-month period following the completion of the offer, sale and issuance of Debentures was or will be "integrated" within the meaning of Rule 502(a) of Regulation D under the

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 4


Securities Act of 1933, as amended (the "Securities Act") with the sale of the Debentures so that, when taken together, the sale of the Debentures and such other issuance will not meet all of the terms and conditions of Regulation D under the Securities Act, and (iv) the filing of a notice of sale on Form D with the Securities and Exchange Commission will be done within the respective time periods prescribed by Regulation D of the Securities Act.

         Our opinion expressed in Paragraph 7 of Part III below as to (a) the number of outstanding shares of Common Stock is based solely on the information referred to in item (h) above provided by the Company's transfer agent as to the number of outstanding shares of Common Stock, (b) the number of outstanding shares of Series A Preferred Stock is based solely on the information referred to in item (i) above and (c) the number of outstanding shares of Series RP Preferred Stock is based solely on the representations set forth in the Officer's Certificate to the effect that no shares of Series RP Preferred Stock are outstanding. Further, our opinion expressed in such paragraph as to the duly authorized, fully paid and non-assessable status of the outstanding shares of capital stock of the Company is based on (a) records of proceedings and actions of the board of directors of the Company relating to the issuance of all outstanding shares of capital stock of the Company issued prior to May 8, 1986, the issuance of Series A Preferred Stock and the issuance of Common Stock pursuant to the asset purchase of Storycatcher.com and (b) representations set forth in the Officer's Certificate to the effect that (i) except for the sale and issuance of Series A Preferred Stock, the issuance of warrants to the holders of Series A Preferred Stock and to Imperial Bank and the issuance of 86,500 shares of Common Stock pursuant to the asset purchase of Storycatcher.com on March 14, 2001, all shares of the Company's capital stock issued after May 8, 1986 were issued pursuant to and within the number of shares authorized for issuance under the Company's Incentive Plans and that such issuances were approved by the Company's Board of Directors (or in the case of issuances upon the exercise of options, a committee or officer to whom it had properly delegated authority) and (ii) the Company received full payment of consideration which was determined adequate by the Board of Directors in good faith for all of its outstanding shares of capital stock.

                                       II.
         We express no opinion as to:

         A. If a court other than a court in the State of Washington were to enforce the Agreement, the applicable choice of law rules that may affect the interpretation or enforcement of the Agreement.

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 5


         B. Any securities, tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations or laws, rules or regulations applicable to Zesiger Capital Group LLC by virtue of its status as a registered investment advisor engaged in business of the type exemplified by the Agreement.

         This opinion is limited to the federal laws of the United States of America and the laws of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction.

                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Washington.

         2. The Company has all requisite corporate power and corporate authority to execute and deliver the Transaction Documents, to issue the Debentures, and to issue the Series B Preferred
                  Stock upon conversion of the Debentures and to issue the Conversion Shares upon conversion of the Series B Preferred Stock.

         3. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Debentures in accordance with the Agreement, the issuance of the Series B Preferred Stock in accordance with the Debentures, and the issuance of the Conversion Shares in accordance with the Articles of Amendment, have been duly authorized by all necessary corporate action on the part of the Company and each of the Transaction Documents has been duly executed and delivered on behalf of the Company.

         4. Each of the Transaction Documents is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 6


         5. No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Transaction Documents on behalf of the Company and consummation by the Company of the valid and lawful authorization, issuance, sale and delivery of the Debentures, Series B Preferred Stock, and Conversion Shares as provided in the Transaction Documents other than (i) the filing of the Articles of Amendment and the Articles of Correction in the Office of the Secretary of State of the State of Washington, which filings have been accomplished and
                  (ii) such exemptive filings as may be necessary to secure an exemption from registration or qualification for the offer and sale of the Debentures, Series B Preferred Stock, and Conversion Shares under the federal securities laws.

         6. Neither the execution and delivery of the Transaction Documents on behalf of the Company nor the consummation by the Company of the issuance, sale and delivery of the Debentures, Series B Preferred Stock and Conversion Shares as provided in the Transaction Documents (i) conflicts with any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violates any law applicable to the Company, or (iii) results in a breach or violation of, or constitutes a default under, any term of any Material Contract.

         7. The authorized capital stock of the Company consists of 101,250,000 shares of Common Stock, $.01 par value, of which 16,525,605 shares are outstanding, and 2,000,000 shares of preferred stock, $.01 par value. Of the preferred stock, 105,000 shares are designated Series RP Preferred Stock (none of which are outstanding), 15,000 shares are designated Series A Preferred Stock, of which 15,000 shares are outstanding and 36,830 shares are designated Series B Preferred Stock. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, except for awards or rights granted under the Incentive Plans or as disclosed in the Schedule of Exceptions to the Agreement or the SEC Reports, and except as set forth in the Articles of Amendment or the Agreement, there are no options, warrants, conversion privileges, preemptive rights, or other rights outstanding granted by the Company to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 7


         8. When issued, delivered and paid for as provided in the Agreement, the Debentures will be validly issued and outstanding and fully paid. The Series B Preferred Stock and the Conversion Shares have been validly reserved for issuance and when the Series B Preferred Stock is issued upon conversion of the Debentures and the Conversion Shares are issued in accordance with the terms of the Articles of Amendment and the Articles of Correction, such Series B Preferred Stock and Conversion Shares will be validly issued and outstanding, fully paid and non-assessable.

         9. The offer, sale and issuance of the Debentures, Series B Preferred Stock and the Conversion Shares in accordance with the terms of the Transaction Documents constitute transactions which are exempt from the registration requirements of the Securities Act.

         10. Except as disclosed in the Schedule of Exceptions to the Agreement or the SEC Reports, we do not have knowledge of any action, suit or proceeding against the Company that is either pending or has been threatened in writing.

         11. The Articles of Amendment and the Articles of Correction have been duly authorized by all necessary corporate action, have been duly filed with the Secretary of State of the State of Washington and are in full force and effect on the date hereof.

                                       IV.

We further advise you that:

         A. As noted, the enforceability of the Transaction Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Transaction Documents, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transaction Documents and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 8


         B. The enforceability of the Transaction Documents is subject to the effects of (i) Revised Code of Washington ("RCW") Section 62A.1-102, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the Washington Uniform Commercial Code (RCW Title 62A) may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) RCW 62A.1-203, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

         C.       The  effectiveness  of  indemnities,  rights of  contribution,
                  exculpatory   provisions   and  waivers  of  the  benefits  of
                  statutory provisions may be limited on public policy grounds.

         D. Pursuant to RCW 4.84.330, any provision in an agreement requiring a party to pay another party's attorneys' fees and costs in actions to enforce the provisions of such agreement will be construed to entitle the prevailing party in any action, whether or not that party is the specified party, to be awarded its reasonable attorneys' fees, costs and necessary disbursements.

         E. Provisions of the Agreement requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                             To Each of the Purchasers Listed on
                                      Schedule 1 to the Subordinated Convertible
                                                    Debenture Purchase Agreement
                                                                  April 25, 2001
                                                                          Page 9






                                       V.

         This opinion is rendered to you in connection with the Transaction Documents and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                            Very truly yours,



                                            HELLER EHRMAN WHITE & MCAULIFFE LLP

                                   Exhibit 5.2

 Rights Agreement between the Company and ChaseMellon Shareholder Services LLC,
                    as Rights Agent, dated December 16, 1999












--------------------------------------------------------------------------------

                             SEATTLE FILMWORKS, INC.

                                       and

            CHASEMELLON SHAREHOLDER SERVICES L.L.C., AS RIGHTS AGENT


                                RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 16, 1999



--------------------------------------------------------------------------------

                                RIGHTS AGREEMENT


         This RIGHTS AGREEMENT (this "Agreement") is made as of this 16th day of December, 1999 by and between Seattle FilmWorks, Inc., a Washington corporation (the "Corporation"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), with respect to the following facts and circumstances.

         A. The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Corporation outstanding at the Close of Business (as hereinafter defined) on December 27, 1999 (the "Record Date"), each Right representing the right to purchase one one-thousandth (1/1000th) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth.

         B. The Board of Directors of the Corporation has further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Certain Definitions.

         For purposes of this Agreement, the following terms have the meanings indicated:

         1.1. "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Corporation's Board of Directors, shall be the Beneficial Owner of shares representing 15% or more of the Voting Power (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of shares representing 15% or more of the Voting Power. Notwithstanding the foregoing: (A) the term "Acquiring Person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan, or
(v) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares representing 15% or more of the Voting Power as a result of the acquisition of shares of Common Stock directly from the Corporation; and (B) no Person shall be deemed to be an "Acquiring

Person" either (i) as a result of the acquisition of Common Stock by the Corporation which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; provided, however, that if (X) a Person would become an Acquiring Person (but for the operation of this subclause (B)(i)) as a result of the acquisition of shares of Common Stock by the Corporation, and (Y) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person, or (ii) if (X) within eight (8) days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (B)(ii)), such Person notifies the Board of Directors of the Corporation that such Person did so inadvertently and (Y) within two (2) Business Days (as defined in Section 1.8 hereof) after such notification, such Person is the Beneficial Owner of shares representing less than 15% of the Voting Power.

         1.2. "Act" means the Securities Act of 1933, as amended.

         1.3. "Adjusted Number of Shares" and "Adjusted Purchase Price" have the respective meanings set forth in Section 11.1.3 hereof.

         1.4. "Adjustment Shares" has the meaning set forth in Section 11.1.2 hereof.

         1.5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         1.6. The term "current per share market price" shall have the meaning set forth in Section 11.4.1 hereof when used with respect to a "Security" (as defined in said Section 11.4.1) and shall have the meaning set forth in Section
11.4.2 when used with respect to the Preferred Stock.

         1.7. A Person is the "Beneficial Owner" of and "beneficially owns" any securities which:

                  1.7.1. such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  1.7.2. such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial

Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  1.7.3. are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to subclause (B) of Section 1.7.2), or disposing of any securities of the Corporation.

                  Notwithstanding anything in this Section 1.7 to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  Notwithstanding anything in this Section 1.7 to the contrary, no Person shall be deemed to beneficially own any securities solely by reason of such Person being a party to a customary agreement pursuant to which such Person acts or agrees to act as an underwriter with respect to a bona fide public offering of securities.

                  No decision reached, or action taken, by the Board of Directors of the Corporation or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors of the Corporation or such committee to be deemed, for the purposes of this Agreement, to be a Beneficial Owner of any securities beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors of the Corporation or any committee thereof solely by reason of such membership of the Board of Directors or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons.

         1.8. "Business Day" means any day other than a Saturday, a Sunday, a day on which banking institutions in the State of Washington or the city in which the office of the Rights Agent is located are obligated by law or executive order to close, or a United States federal holiday.

         1.9.  "Capital Stock  Equivalents" has the meaning set forth in Section
11.1.3 hereof.

         1.10. "Close of Business" on any given date means 5:00 P.M., Washington time, on such date; provided, however, that if such date is not a Business Day it means 5:00 P.M., Washington time, on the next succeeding Business Day.

         1.11. "Common Stock" when used with reference to the Corporation means the Common Stock of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Stock" when used with reference to any Person other than the Corporation means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         1.12.  "Corporation"  means  Seattle  FilmWorks,   Inc.,  a  Washington
corporation,  and also means a Principal Party to the extent provided in Section
13.1 hereof.

         1.13. "Distribution Date" has the meaning set forth in Section 3.1 hereof.

         1.14. "Equivalent Preferred Stock" has the meaning set forth in Section
11.2 hereof.

         1.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         1.16.  "Exchange  Ratio"  has the  meaning  set forth in  Section  26.1 hereof.

         1.17. "Final Expiration Date" has the meaning set forth in Section 7.1 hereof.

         1.18. "Interested Shareholder" means any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

         1.19. "NASDAQ" has the meaning set forth in Section 11.4.1 hereof.

         1.20. "Permitted Offer" means a tender or exchange offer which is for all outstanding shares of Common Stock of the Corporation at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Corporation and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem pertinent including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation, its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) and other relevant constituencies, taking into account all factors that such directors may deem pertinent.

         1.21. "Person" means any individual, firm, partnership, corporation, limited liability company, limited liability partnership, trust, association, joint venture or other entity, and includes any successor (by merger or otherwise) of such entity.

         1.22. "Preferred Stock" means shares of the Corporation's Series RP Preferred Stock, par value $0.01 per share, having the relative rights, preferences and limitations set forth in the Form of Certificate of Designation, Preferences and Rights of Series RP Preferred Stock attached to this Agreement as Exhibit A.

         1.23.  "Principal  Party" has the  meaning  set forth in  Section  13.2 hereof.

         1.24. "Proration Factor" has the meaning set forth in Section 11.1.3 hereof.

         1.25. "Purchase Price" has the meaning set forth in Section 4.1 hereof.


         1.26. "Record Date" has the meaning set forth in Recital A hereof.


         1.27.  "Redemption  Date"  has the  meaning  set forth in  Section  7.1 hereof.

         1.28. "Redemption Price" has the meaning set forth in Section 23.1.1 hereof.

         1.29. "Right Certificate" has the meaning set forth in Section 3.1 hereof.


         1.30. "Rights" has the meaning set forth in Recital A hereof.

         1.31. "Rights Agent" means ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent hereunder, and, from the time of its succession, any successor Rights Agent under Section 19 or Section 21 hereof.

         1.32.  "Section  11.1.2  Event"  has the  meaning  set forth in Section
11.1.2 hereof.

         1.33. "Section 13 Event" means any event described in clause (x), (y) or (z) of Section 13.1 hereof.

         1.34. "Shares Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such or that facts exist as a result of which there exists an Acquiring Person; provided, that, if such Person is determined by the Board of Directors of the Corporation not to have become an Acquiring Person pursuant to subclause (B)(ii) of Section 1.1 hereof, then no Shares Acquisition Date shall be deemed to have occurred.

         1.35. "Subsidiary" of any Person means any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         1.36. "Summary of Rights" has the meaning set forth in Section 3.2 hereof.

         1.37. "Trading Day" has the meaning set forth in Section 11.4.1 hereof.


         1.38. "Triggering Event" means any Section 11.1.2 Event or any Section 13 Event.

         1.39. "Voting Power" means the combined voting power of the voting securities of the Corporation, outstanding on any relevant determination date, to vote generally in the election of directors of the Corporation.

         1.40. The term "voting securities" has the meaning set forth in Section
13.1 hereof.


     2. Appointment of Rights Agent.

         2.1. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

     3. Issuance of Right Certificates.

         3.1. Until the earlier of (i) the Shares Acquisition Date or (ii) the Close of Business on the tenth (10th) day (or such later date as may be determined by action of the Corporation's Board of Directors) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan) of, or after the date of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five (5) Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3.2 hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right
Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         3.2. As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such shares of Common Stock.

3.3. Certificates for shares of Common Stock that become outstanding (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this Section 3.3) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Seattle FilmWorks, Inc. and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent, dated as of December __, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Seattle FilmWorks, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Seattle FilmWorks, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. In the event that the Corporation purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

     4. Form of Right Certificate.


         4.1. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (which may not affect the duties and responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths (1/1000ths) of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth (1/1000th) of a share of Preferred Stock set forth therein in accordance with Section 7.2 hereof (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         4.2. Any Right Certificate issued pursuant to Section 3.1 or Section 22 hereof that represents Rights that are null and void pursuant to Section 7.6 of this Agreement and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and upon notice by the Corporation to the Rights Agent that this Section 4.2 has become applicable) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

The provisions of Section 7.6 of this Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

     5. Countersignature and Registration.

         5.1. The Right Certificates shall be executed on behalf of the Corporation by its President or any Vice President and the Secretary or an Assistant Secretary, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         5.2. Following the Distribution Date, and receipt by the Rights Agent of a list of record holders of Rights, the Rights Agent will keep or cause to be kept, at its office designated pursuant to Section 25 hereof as the appropriate place for surrender or transfer of the Right Certificates, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

     6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

         6.1. Subject to the provisions of Section 4.2, Section 7.6 and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths (1/1000ths) of a share of Preferred Stock (or, following a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4.2, Section 7.6 and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent may in its sole discretion require the Corporation or the Person entitled to such Right Certificate to provide evidence that such tax or charge has been paid prior to countersigning and delivering any Right Certificate pursuant to this Section 6.1.

         6.2. Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

         7.1. Subject to Section 7.6 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths (1/1000ths) of a share of Preferred Stock (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earlier of (i) the Close of Business on December 27, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

         7.2. The Purchase Price for each one one-thousandth (1/1000th) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $22.00, shall be subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13.1 hereof and shall be payable in accordance with paragraph 7.3 below. Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, each share of Common Stock outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         7.3. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, accompanied by payment of the Purchase Price for the Preferred Stock (or other securities, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the

Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths (1/1000ths) of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities (including shares of Common Stock) of the Corporation pursuant to
Section 11.1 hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

         7.4. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11.1.2, the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Right Certificate no longer include the rights provided by Section 11.1.2 of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby that continue to include the rights provided by
Section 11.1.2.

         7.5. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

         7.6. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11.1.2 Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any Affiliate or Associate thereof) to holders of equity interests in such

Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7.6, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall notify the Rights Agent when this
Section 7.6 applies and shall use all reasonable efforts to insure that the provisions of this Section 7.6 and Section 4.2 hereof are complied with, but neither the Corporation nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Corporation's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         7.7. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request.

     8. Cancellation and Destruction of Right Certificates.

         8.1. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

     9. Reservation and Availability of Preferred Stock.


         9.1. The Corporation covenants and agrees that, at all times prior to the occurrence of a Section 11.1.2 Event, it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock, or any authorized and issued Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11.1.2 Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) that may be required to permit the exercise in full of the Rights pursuant to this Agreement.

         9.2. So long as the shares of Preferred Stock (and, after the occurrence of a Section 11.1.2 Event, shares of Common Stock or any other securities) issuable upon the exercise of the Rights may be listed on any stock exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares or other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         9.3. The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

         9.4. The Corporation covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of any Rights, until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax or charge is due.

         9.5. The Corporation shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the period for exercise of the Rights provided by Section 11.1.2. The Corporation will also take such action as may be appropriate under the blue sky laws of the various states.

     10. Preferred Stock Record Date.

         10.1. Each Person in whose name any certificate for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) transfer books of the Corporation are open.

     11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

         The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         11.1. Adjustment Events.

               11.1.1.  In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11.1 and Section 7.6 hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs that would require an adjustment under both
Section 11.1.1 and Section 11.1.2,  the adjustment  provided for in this Section
11.1.1 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11.1.2.

               11.1.2. In the event (a "Section 11.1.2 Event") that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7.6 hereof) shall, for a period of sixty (60) days (or such longer period as the Corporation's Board of Directors may determine at any time prior to or during such period of sixty (60) days) after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9.5 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of shares of Common Stock (or, in the discretion of the Corporation's Board of Directors, one one-thousandths (1/1000ths) of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11.1.2 Event, and (y) dividing that product by 50% of the then current per share market price of the Common Stock (determined pursuant to Section 11.4 hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11.1.2.

         11.1.3. In the event that there shall not be sufficient treasury or authorized but unissued (and unreserved) Common Stock to permit the exercise in full of the Rights in accordance with Section 11.1.2 and the Rights become so exercisable (and the Board of Directors of the Corporation has not determined to make the Rights exercisable solely into fractions of a share of Preferred Stock), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right except as provided below and in Section 7.6 hereof shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) shares of Common Stock calculated by dividing the maximum number of shares of Common Stock that may permissibly be issued by the number of outstanding Rights and (y) a number of one one-thousandths (1/1000ths) of shares of Preferred Stock or a number of, or fractions of, other equity securities of the Corporation (or, in the discretion of the Board of Directors of the Corporation, debt) that the Board of Directors of the Corporation has determined to have an aggregate current market value (determined pursuant to Section 11.1.1 and Section 11.1.2 hereof, to the extent applicable) equal to the difference between (1) the aggregate current market value of the Adjustment Shares (assuming such shares of Common Stock could be issued pursuant to Section 11.1.2 hereof) and (2) the aggregate current market value of the shares of Common Stock issued in respect of such Right pursuant to the preceding clause (x) (such number of, or fractions of, shares of Preferred Stock, debt or other equity securities or debt of the Corporation being referred to as a "Capital Stock Equivalent"); provided, however, if sufficient shares of Common Stock and/or Capital Stock Equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional shares of Common Stock or Capital Stock Equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further, that if the Corporation is unable to cause sufficient shares of Common Stock and/or Capital Stock Equivalents to be available for issuance upon exercise in full of the

Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) shares of Common Stock (and/or Capital Stock Equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or Capital Stock Equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of shares of Common Stock available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors of the Corporation may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock and Capital Stock Equivalents upon exercise of the Rights among holders of Rights.

         11.2. In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of
Preferred Stock entitling them (for a period expiring within 60 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the then current per share market price of the Preferred Stock (as determined pursuant to Section 11.4 hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred
Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are
initially  convertible);   provided,   however,  that  in  no  event  shall  the
consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         11.3. In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11.2 hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11.4 hereof) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         11.4. Computation of "Current Per Share Market Price."

               11.4.1. For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to and not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after (but not including) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System

("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               11.4.2. For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11.4.1. If the shares of Preferred Stock are not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11.4.1 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1,000. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, "current per share market price" shall mean, with respect to the Preferred Stock, the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

         11.5. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth (1/1000th) of a share of Preferred Stock or of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Final Expiration Date.

         11.6. If as a result of an adjustment made pursuant to Section 11.1.2 or Section 13.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11.1 through 11.3, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

         11.7. All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths (1/1000ths) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         11.8. The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths (1/1000ths) of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall deliver a copy of such public announcement to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.8, the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         11.9. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder.

         11.10. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths (1/1000ths) of a share of Preferred Stock, share of Common Stock or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-thousandths (1/1000ths) of a share of Preferred Stock, share of Common Stock or other securities at such adjusted Purchase Price.

         11.11. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment and shall deliver to the Rights Agent a notice describing the terms of such due bill or other appropriate instrument.

         11.12. Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Corporation in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock,
(iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Stock shall not be taxable to such holders.

         11.13. The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction that does not violate
Section 11.14 hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction that does not violate Section
11.14 hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11.14 hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer, there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken that would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13.1 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The
Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11.13.

         11.14. The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section
25.2 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         11.15. The exercise of Rights under Section 11.1.2 shall only result in the loss of rights under Section 11.1.2 to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

     12. Certificate of Adjusted Purchase Price or Number of Shares.

         12.1.  Whenever  an  adjustment  is made as  provided  in Section 11 or
Section 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.1 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate.

     13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         13.1. In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Interested Shareholder or, if in such merger or consolidation all holders of shares of Common Stock are not treated alike, any other Person,
(y) the Corporation shall consolidate with, or merge with, any Interested Shareholder or, if in such merger or consolidation all holders of shares of Common Stock are not treated alike, any other Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolation that would result in all of the securities generally entitled to vote in the  election of  directors  of the  Corporation  ("voting  securities")
outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such voting surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Shareholder or Shareholders or, if in such transaction all holders of Common Stock are not treated alike, any other Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate
Section  11.14  hereof),  then,  and in each such case  (except as  provided  in
Section 13.4 hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7.6 hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11.1.2) and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4 hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights.

         13.2. "Principal Party" shall mean:

               13.2.1. in the case of any transaction described in clause (x) or
(y) of the first sentence of Section 13.1, the Person that is the issuer of any securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and

               13.2.2. in the case of any transaction described in clause (z) of the first sentence of Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;


provided, however, that in any of the foregoing cases, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         13.3. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized shares of Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13.1 and 13.2 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in Section 13.1, the Principal Party at its own expense shall:

               13.3.1. prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

               13.3.2. use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               13.3.3. deliver to holders of the Rights historical financial statements for the Principal Party that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

               The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11.1.2 and shall survive any exercise thereof. 13.4. Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 13 shall not be applicable to a transaction described in clauses (x) and (y) of Section 13.1 if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons);
(ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13.4, all Rights hereunder shall expire.

     14. Fractional Rights and Fractional Shares.

         14.1. The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

         14.2. The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, or such other fraction determined pursuant to adjustment provisions of Section 11 hereof) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are one one-thousandth (1/1000th), or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock or such other fraction determined pursuant to adjustment provisions of Section 11 hereof). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14.2, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11.4.2 hereof) for the Trading Day immediately prior to the date of such exercise.

         14.3. Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive shares of Common Stock, Capital Stock Equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such shares of Common Stock, Capital Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates that evidence fractions of such shares of Common Stock, Capital Stock Equivalents or other securities. In lieu of fractional shares or units of such shares of Common Stock, Capital Stock Equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such shares of Common Stock, Capital Stock Equivalents or other securities. For purposes of this Section 14.3, the current market value shall be determined in the manner set forth in Section 11.4 hereof for the Trading Day immediately prior to the date of such exercise and, if such Capital Stock Equivalent is not traded, each such Capital Stock Equivalent shall have the value of one one-thousandth (1/1000th) of a share of Preferred Stock.

         14.4. The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above). The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, the issuance of fractional Rights or fractional shares unless and until it shall have received instructions from the Corporation concerning the issuance of such fractional Rights or fractional shares.

15.      Rights of Action.

         15.1. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of shares of the Common Stock), may, in such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Nothing in this
Section 15 is intended to modify or limit the authority of the Board of Directors under Section 25.3.

     16. Agreement of Right Holders.

     Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

         16.1. prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock;

         16.2. after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

         16.3. the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, shall be required to be affected by any notice to the contrary; and

         16.4. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as practicable.

     17. Right Certificate Holder Not Deemed a Shareholder.

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     18. Concerning the Rights Agent.

         18.1. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability in respect of any such action. The costs and expenses of enforcing this right of indemnification shall also be paid by the Corporation. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

         18.2. The Rights Agent may conclusively rely upon and shall be authorized and protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in
Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, any fact contained in such Right Certificate or certificate for shares of Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document unless and until it shall have received the same.

         18.3. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Corporation to the Rights Agent.

     19. Merger or Consolidation or Change of Name of Rights Agent.

         19.1. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.

         19.2. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     20. Duties of Rights Agent.

         20.1. The Rights Agent undertakes those duties and obligations, and only the duties and obligations, expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound.

         20.2. Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

         20.3. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any security) be proved or established by the Corporation prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         20.4. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

         20.5. The Rights Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

         20.6. The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7.6 hereof) or any adjustment required under the provisions of Section 11, Section 13 or Section 26 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Stock or shares of Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

         20.7. The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         20.8. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection of the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall incur no liability for or in respect of its reliance upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken, suffered or omitted.

         20.9. The Rights Agent and any shareholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person or legal entity.

         20.10. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, negligence or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, negligence or misconduct, absent gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction, in the selection and continued employment thereof.

         20.11. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         20.12. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

     21. Change of Rights Agent.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor

Rights Agent,  whether appointed by the Corporation or by such a court, shall be
(i) a Person organized and doing business under the laws of the United States or of any of the States of New York, New Jersey or California (or of any other state of the United States so long as such Person is authorized to do business), in good standing, having an office in any of such States, which is subject to supervision or examination by federal or state authority and which (or the parent corporation of which) has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of a Person described in clause (i) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as
the   case    may   be.

     22. Issuance of New Right Certificates.


         22.1. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         22.2. In connection with the issuance or sale of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that no Right Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     23. Redemption and Termination.

         23.1. Redemption

               23.1.1. The Board of Directors of the Corporation may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of the occurrence of a Section 11.1.2 Event or the Final Expiration Date. The Corporation may, at its option, pay the Redemption Price either in shares of Common Stock (based on the current per share market price of the Common Stock at the time of redemption) or cash; provided that if the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall not be required to issue any fractional shares of Common Stock and the number of shares of Common Stock issuable to each holder of Rights shall be rounded down to the next whole share.

               23.1.2. In addition, the Board of Directors of the Corporation may, at its option, at any time following the occurrence of a Section 11.1.2 Event and the expiration of any period during which the holder of Rights may exercise the Rights under Section 11.1.2 but prior to any Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Corporation and its Subsidiaries (taken as a whole) in which all holders of shares of Common Stock are treated alike and not involving (other than as a holder of shares of Common Stock being treated like all other such holders) an Interested Shareholder or (y) (i) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of securities representing 15% or more of the Voting Power, and (ii) at the time of redemption no other Persons are Acquiring Persons.

         23.2. In the case of a redemption permitted under Section 23.1.1, immediately upon the date for redemption set forth in (or determined in the manner specified in) a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under
Section 23.1.2, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten (10) Business Days following the giving of such notice or the expiration of any period during which the Rights may be exercised under Section 11.1.2. The

Corporation shall promptly give public notice of any such redemption; with prompt notice thereof to the Rights Agent provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to the Rights Agent and all the holders of the then outstanding Rights at (in the case of notice to holders) their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this
Section 23 and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         23.3. The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and
(ii) mailing payment of the Redemption Price to the registered holders of the Rights at their addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

     24. Notice of Certain Events.

         24.1. In case the Corporation shall propose after the Distribution Date
(i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11.14 hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate
Section 11.14 hereof), or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give the Rights Agent and to each holder of a Right Certificate, in accordance with
Section 25 hereof, a notice of such proposed action which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

         24.2. In case of a Section 11.1.2 Event, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25.1.3 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11.1.2 hereof, and (ii) all references in the preceding Section 24.1 to Preferred Stock shall be deemed thereafter to refer also to shares of Common Stock and/or, if appropriate, other securities of the Corporation.

     25. Miscellaneous.

         25.1. Notices.

               25.1.1. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Seattle FilmWorks, Inc.
                  1260 16th Avenue West
                  Seattle, Washington 98119
                  Attention:  Corporate Secretary

               25.1.2. Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:


                  ChaseMellon Shareholder Services, L.L.C.
                  520 Pike Street, Suite 1220
                  Seattle, WA  98101
                  Attention:  Joseph Campbell

               25.1.3. Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

         25.2. Supplements and Amendments. The Corporation may from time to time supplement or amend any provision of this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct, supplement or amend any provision herein, or to make any other provision with respect to the Rights which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after any Shares Acquisition Date this Agreement shall not be amended in any manner which will adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 25.2, and, if requested by the Rights Agent, an opinion of counsel, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock. This Agreement shall not be amended, without the prior written consent of the Rights Agent, in any manner that changes or increases the duties, liabilities or obligations of the Rights Agent.

         25.3. Determination and Actions by the Board of Directors, etc. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other Persons, and (y) not subject the Board to any liability to the holders of the Right Certificates. The Rights Agent shall be fully protected and shall incur no liability for or in respect of its reliance on the good faith of the Corporation's Board of Directors with respect to actions done or made in connection with such calculation. Nothing in
Section 15 hereof is intended to modify or limit this Section 25.3.

         25.4. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         25.5. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock).

         25.6. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         25.7. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         25.8. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         25.9.  Descriptive  Headings.   Descriptive  headings  of  the  several
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     26. Exchange.

         26.1. Notwithstanding any other provision hereof, the Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7.6 hereof) for shares of Common

Stock of the Corporation at an exchange ratio determined by dividing the then-applicable exercise price of the Rights determined under Section 7.2 by the "current per share market price" as defined in Section 11.4.1 (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Corporation's Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares representing 50% or more of the Voting Power.

         26.2. Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to Section 26.1 and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of the holder of such Rights (other than a holder of Rights that have become null and void pursuant to the provisions of Section 7.6 hereof) shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice, and shall promptly give notice to the Rights Agent, of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7.6) held by each holder of Rights.

         26.3. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 26, the Corporation shall take all such action as may be necessary to issue additional shares of Common Stock, Preferred Stock and/or Capital Stock Equivalents with an aggregate current market value (as determined by the Board of Directors of the Corporation) equal to the aggregate current market value of a number of shares of Common Stock equal to the Exchange Ratio.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.


                                        SEATTLE FILMWORKS, INC.

Attest:



                                        By:/s/ Gary R. Christophersen
                                           --------------------------
                                           Gary R. Christophersen, President and
                                           Chief Executive Officer


                                        CHASEMELLON SHAREHOLDER SERVICES,
                                           L.L.C., as Rights Agent

                                        By:/s/ Joseph Campbell
                                           -------------------
                                           Joseph Campbell
                                           Assistant Vice President

                                    Exhibit A

                                     Form of
                   Certificate of Designation, Preferences and
                       Rights of Series RP Preferred Stock

                                       of

                             Seattle FilmWorks, Inc.

      (Pursuant toss.23B.06.020 of the Washington Business Corporation Act)


         I,  Mich  Kele  Earl,   Secretary  of  Seattle  FilmWorks,   Inc.  (the
"Corporation"), a corporation organized and existing under the Washington Business Corporation Act, in accordance with the provisions of Section 23B.01.200 thereof, DO HEREBY CERTIFY:


         That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Amended and Restated Articles of Incorporation of the Corporation, the said Board of Directors has adopted the following resolutions creating a series of 105,000 shares of Preferred Stock designated as Series RP Preferred Stock.


         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Series RP Preferred Stock, with a par value of $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows (the following provisions being intended to operate in addition to any other provisions of said Articles of Incorporation applicable to any series of Preferred Stock):


                            Series RP Preferred Stock


         Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series RP Preferred Stock" (hereinafter referred to as "Series RP Preferred Stock"), the shares of such series shall be with par value of $.01 per share, and the number of shares constituting such series shall be 105,000; provided, however, that, if more than a total of 105,000 shares of Series RP Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 16, 1999, between the Corporation and ChaseMellon Shareholder Services L.L.C., as Rights Agent (as amended from time to time, the "Rights Agreement"), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series RP Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

         Section 2.        Dividends and Distributions.

                  2.1 Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series RP Preferred Stock with respect to dividends, the holders of shares of Series RP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series RP Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 6.1, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series RP Preferred Stock.


                  2.2 The Corporation shall declare a dividend or distribution on the Series RP Preferred Stock as provided in Section 2.1 above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series RP Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.


                  2.3 Dividends shall begin to accrue and be cumulative on outstanding shares of Series RP Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series RP Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series RP Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series RP Preferred Stock shall have the following voting rights:


                  3.1 Except as provided in Section 3.3 and subject to the provision for adjustment hereinafter set forth, each share of Series RP Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.


                  3.2 Except as otherwise provided herein or by law, the holders of shares of Series RP Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.


                  3.3 The following additional provisions shall apply with respect to the voting of shares of Series RP Preferred Stock:


                           3.3.1 If, on the date used to determine  shareholders
of record for any meeting of shareholders for the election of directors, a default in preference dividends (as defined in Section 3.3.5 below) on the Series RP Preferred Stock shall exist, the holders of the Series RP Preferred Stock shall have the right, voting as a class as described in Section 3.3.2 below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of shareholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.


                           3.3.2 The right of the holders of Series RP Preferred
Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series RP Preferred Stock and any additional series of Preferred Stock that the Corporation may issue and that may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."


                           3.3.3 Each director  elected by the holders of shares
of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director shall continue to serve as such for a term of one year, except that upon any termination of the right of all holders of Voting Preferred Stock to vote as a class for Preferred Directors, the term of office of Preferred Directors then serving shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the shareholders, or
(b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Bylaws of the Corporation.


                           3.3.4  So  long  as  a  default  in  any   preference
dividends of the Series RP Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred

Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
(b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series RP Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.


                           3.3.5 For purposes  hereof,  a "default in preference
dividends" on the Series RP Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series RP
Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series RP Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.


                  3.4 Except as set forth herein (or as otherwise required by applicable law), holders of Series RP Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.


         Section 4.  Certain Restrictions.

                  4.1 Whenever quarterly dividends or other dividends or distributions payable on the Series RP Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series RP Preferred Stock outstanding shall have been paid in full, the Corporation shall not:


                           4.1.1  declare  or pay  dividends,  or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock;


                           4.1.2  declare  or pay  dividends,  or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except dividends paid ratably on the Series RP Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


                           4.1.3  redeem or  purchase or  otherwise  acquire for
consideration (except as provided in Section 4.1.4 below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series RP Preferred Stock;

                           4.1.4  redeem or  purchase or  otherwise  acquire for
consideration any shares of Series RP Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


                  4.2 The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.


         Section 5. Reacquired Shares. Any shares of Series RP Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.


         Section 6.  Liquidation, Dissolution or Winding Up.

                  6.1 Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series RP Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock unless, prior thereto, the holders of shares of Series RP Preferred Stock shall have received per share an amount equal to the greater of 1,000 times $22.00 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series RP Liquidation Preference"). Following the payment of the full amount of the Series RP Liquidation Preference, no additional distributions shall be made to the holders of shares of Series RP Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series RP Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series RP Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series RP Preferred Stock and Common Stock, respectively, holders of

Series RP Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.


                  6.2 In the event, however, that there are not sufficient assets available to permit payment in full of the Series RP Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series RP Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series RP Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.


                  6.3 In the event the Corporation shall (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series RP Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         Section 8. No Redemption. The shares of Series RP Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series RP Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such other series shall provide otherwise.


         Section 10. Amendment. The Amended and Restated Articles of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series RP Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series RP Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series RP Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series RP Preferred Stock.


         RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Series RP Preferred Stock pursuant to Section 23B.06.020 of the Washington Business Corporation Act and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Washington.

                  [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, I have executed and subscribed to this Certificate and do affirm the foregoing as true under penalty of perjury this 16th day of December, 1999.





                                               ---------------------------------
                                               Secretary

                                    Exhibit B

                            Form of Right Certificate

Certificate No. RP-                                                 _____ Rights

                  NOT EXERCISABLE AFTER DECEMBER 27, 2009 OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                             SEATTLE FILMWORKS, INC.

         This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 16, 1999 (the "Rights Agreement"), between Seattle FilmWorks, Inc., a Washington corporation (the "Corporation"), and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent") to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Washington time, on December 27, 2009, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (1/1000th) of a fully paid non-assessable share of Series RP Preferred Stock (the "Preferred Stock") of the Corporation, at a purchase price of $22.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 27, 1999, based on the Preferred Stock as constituted at such date.

         Upon the occurrence of a Section 11.1.2 Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of an Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7.6 of the Rights Agreement, shall become null and void without any further action and no holder hereof shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.001 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, or such other fraction as provided for by adjustment provisions in the Rights Agreement, which may, at the election of the Corporation, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Corporation that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS  the  facsimile   signature  of  the  proper  officers  of  the
Corporation and its corporate seal. Dated as of __________, _____.


[SEAL]
ATTEST:
                                  SEATTLE FILMWORKS, INC.

By                                By
  -------------------------           -------------------------

Name                               Name
    -----------------------             -----------------------

Title                              Title
     ----------------------             -----------------------

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES L.L.C.

By
  -------------------------

Name
    -----------------------

Title
     ----------------------

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                  (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED
                            ----------------------------------------------------
hereby sells, assigns and transfers unto
                                         ---------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney-in-Fact, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:__________, _____
                                    --------------------------------------------
                                    Signature

Signature Guaranteed:

------------------------------

         Signatures must be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 (or any successor rule or regulation) promulgated pursuant to the Securities Exchange Act of 1934, as amended (this term means, in general, banks, stock brokers, savings and loan associations, and credit unions, in each case with membership in an approved signature guarantee medallion program).

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).



                                    -----------------------------------------
                                    Signature

                          FORM OF ELECTION TO PURCHASE

            (To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock, shares of Common Stock or other securities issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock, shares of Common Stock or other securities be issued in the name of:

Please insert social security number
or other identifying number
                           -----------------------------------------------------
--------------------------------------------------------------------------------
                         (Please print name and address)
         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security number
or other identifying number
                           -----------------------------------------------------
--------------------------------------------------------------------------------
                         (Please print name and address)
Dated:   __________, _____


                                    Signature
Signature Guaranteed:

------------------------------

         Signatures must be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 (or any successor rule or regulation) promulgated pursuant to the Securities Exchange Act of 1934, as amended (this term means, in general, banks, stock brokers, savings and loan associations, and credit unions, in each case with membership in an approved signature guarantee medallion program).

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred by or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                    -----------------------------------
                                    Signature


                                     Notice

         The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Right Agreement) and such Assignment or Election to Purchase will not be honored.

                                    Exhibit C

                             SEATTLE FILMWORKS, INC.
                              1260 16th Avenue West
                                Seattle, WA 98134

                                     FORM OF
                          SUMMARY OF RIGHTS TO PURCHASE
                           SERIES RP PREFERRED SHARES

         The Board of Directors (the "Board") of Seattle FilmWorks, Inc. (the "Corporation") has declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Common Stock (the "Common Stock") of the Corporation. The dividend is payable to the shareholders of record on December 27, 1999 (the "Record Date"), and with respect to shares of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth (1/1000th) of a share of Series RP Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Corporation at a price of $22.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent"), dated as of December 16, 1999.

         Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates representing the Rights ("Right Certificates") will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired, without the prior approval of the Corporation's Board of Directors, beneficial ownership of securities which represent 15% or more of the voting power (the "Voting Power") of the then outstanding voting securities of the Corporation (except pursuant to a Permitted Offer, as hereinafter defined) or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (as hereinafter defined) (the "Distribution Date"). A person or group whose acquisitions of shares of Common Stock cause a Distribution Date pursuant to clause (i) above is an "Acquiring Person," with certain exceptions as set forth in the Rights Agreement. The date that a person or group is first publicly announced to have become such by the Corporation or such Acquiring Person is the "Shares Acquisition Date." If any security holder provides evidence satisfactory to the Board of beneficial ownership of shares of Common Stock representing 15% or more of the Voting Power as of immediately prior to the first public announcement of the execution of the Rights Agreement, then such security holder will not be deemed an Acquiring Person with respect to such securities.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the associated shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to the holders of record of the shares of Common Stock as of the Close of Business (as defined in the Rights Agreement) on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution
Date), and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 27, 2009, unless earlier redeemed by the Corporation as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Corporation, its shareholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise, the number of shares of Common Stock (or, in certain circumstances, of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. The Board has the option, at any time after any person becomes an Acquiring Person, to exchange all or part of the then-exercisable Rights (excluding those that have become void, as described in the immediately preceding sentence) for shares of Common Stock, at an exchange ratio determined by dividing the then-applicable Purchase Price by the then-current market price per share of Common Stock as determined in accordance with the Rights Agreement. However, this option generally terminates if any person becomes the beneficial owner of shares representing 50% or more of the Voting Power.

         In the event that, at any time following the Shares  Acquisition  Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to (x) an Acquiring Person or any affiliate or associate thereof or (y) any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or (z) if, in such transaction, all holders of shares of Common Stock are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company (or, in certain circumstances, its parent), having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of shares of Preferred Stock, shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of shares of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of shares of the Preferred Stock will be entitled to a minimum preferential liquidation payment per share in an amount equal to the greater of $22.00 or 1,000 times the payment made per share of Common Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series RP Liquidation Preference"); thereafter, and after the holders of shares of the Common Stock receive a liquidation payment of an amount equal to the quotient obtained by dividing the Series RP Liquidation Preference by 1,000 (subject to certain adjustments for stock splits, stock dividends and recapitalizations with respect to the Common Stock), the holders of shares of the Preferred Stock and the holders of the Common Stock will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each share of Preferred Stock and Common Stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Stock is equivalent to six full quarterly dividends or more, the holders of shares of the Preferred Stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of shares of the Common Stock until all cumulative dividends on the Preferred Stock have been paid or set apart for payment through the last quarterly dividend payment date. No fractional shares of Preferred Stock will be issued (other than fractions which are one one-thousandth (1/1000th), or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price (payable in cash or, at the Corporation's election, in Common Stock) of $.001 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board. Additionally, following the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of shares of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.

         Other than those provisions relating to the rights, duties and obligations of the Rights Agent, all of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date, except that the affirmative vote of the holders of a majority of the then outstanding Rights (excluding Rights which have become void in accordance with the Rights Agreement) will be required (i) to increase the Purchase Price, to reduce the price at which the Rights may be redeemed and/or to amend, in a manner adverse to the interests of the holders of Rights, the exchange ratio of rights for shares of Common Stock and (ii) following a Distribution Date, to supplement or amend any provision of the Rights Agreement or the Rights in any other respect.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Corporation, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                TABLE OF CONTENTS

                                                                                                               PAGE


1.  Certain Definitions...........................................................................................1

2.  Appointment Of Rights Agent...................................................................................6

3.  Issuance Of Right Certificates................................................................................7

4.  Form Of Right Certificate.....................................................................................8

5.  Countersignature And Registration.............................................................................9

6.  Transfer, Split-Up, Combination And Exchange Of Right Certificates; Mutilated, Destroyed, Lost Or Stolen Right
     Certificates................................................................................................10

7.  Exercise Of Rights; Purchase Price; Expiration Date Of Rights................................................11

8.  Cancellation And Destruction Of Right Certificates...........................................................13

9.  Reservation And Availability Of Preferred Stock..............................................................13

10.  Preferred Stock Record Date.................................................................................15

11.  Adjustment Of Purchase Price, Number And Kind Of Shares Or Number Of Rights.................................15

12.  Certificate Of Adjusted Purchase Price Or Number Of Shares..................................................22

13.  Consolidation, Merger Or Sale Or Transfer Of Assets Or Earning Power........................................23

14.  Fractional Rights And Fractional Shares.....................................................................25

15.  Rights Of Action............................................................................................27

16.  Agreement Of Right Holders..................................................................................27

17.  Right Certificate Holder Not Deemed A Shareholder...........................................................28

18.  Concerning The Rights Agent.................................................................................28

19.  Merger Or Consolidation Or Change Of Name Of Rights Agent...................................................29

20.  Duties Of Rights Agent......................................................................................30

21.  Change Of Rights Agent......................................................................................32

22.  Issuance Of New Right Certificates..........................................................................33

23.  Redemption And Termination..................................................................................34

24.  Notice Of Certain Events....................................................................................35

25.  Miscellaneous...............................................................................................36

26.  Exchange....................................................................................................38


Exhibit A - Form of Certificate of Designation, Preferences and Rights..........................................A-1
Exhibit B - Form of Right Certificate...........................................................................B-1
Exhibit C - Form of Summary of Rights...........................................................................C-1



                                  Exhibit 5.10

   Form of Employee Confidentiality, Inventions, and Noncompetition Agreement


                      EMPLOYEE CONFIDENTIALITY, INVENTIONS,
                          AND NONCOMPETITION AGREEMENT

         Agreement made between PhotoWorks, Inc., a corporation in the State of Washington and its wholly-owned subsidiaries, including without limitation, OptiColor, Inc. and Seattle FilmWorks Manufacturing Company (collectively, the "Company"), and ________________________________________ Employee.

         Whereas, the Company, is engaged in the development and marketing of online digital imaging services, including but not limited to sharing, viewing, printing, storing and preserving digital images and sale of photo/imaging related products or software and scanning or digital image related services, spooling and processing of both specialty (motion picture films converted to still camera use) and standard films, design, development and marketing of preloaded reusable cameras, and further that the Company has developed special ways of designing, making, selling and shipping these products, and because such special techniques make the Company's products more attractive and valuable to customers, they help to maintain and protect existing jobs and create new jobs. Therefore the business requires that its methods, data and systems be kept secret; and

         Whereas, for the proper protection of the business of the Company, it is essential that all matters connected with and arising out of or pertaining to the Company business, methods, data, processes and the names of the Company's customers and suppliers be kept secret; and

         Whereas, the Company has and will continue to acquire a list of a substantial number of customers, partners, suppliers and vendors who have been and will be solicited by the Company through the Internet and other advertising media and a large, valuable and nationwide trade has been and will continue to be established and maintained at great expense to the Company; and

         Whereas, the Company will suffer loss and damage if the employee violates any term of this agreement;

         Now, therefore, the parties agree as follows:

         1. The Company agrees to offer Employee company stock options per the attached Stock Option Agreement.

         2. Employee acknowledges that during the term of his/her employment or engagement with the Company, Employee will have access to and become familiar with various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes and compilations of information, records and specifications which are owned by the Company and which are regularly used in the operation of the business of the Company. Employee agrees that, either during his/her employment or engagement with the Company, or at any time within a period of five (5) years from the date Employee voluntarily or involuntarily terminates employment or engagement by the Company, except as required by Employee's duties as an employee of the Company, Employee shall not directly or indirectly disclose to any person or entity any "trade secrets" of the Company, nor use such "trade secrets" in any way. As used herein, the term "trade secrets" shall include, but not be limited to tangible or intangible information or knowledge relating to the Company's business, business partners, products, services or sales including without limitation, the Company's: client lists; supplier lists; vendor lists; marketing programs, techniques used for products and services; research and development relating to digital media and photofinishing services and products and other online digital imaging services and products; Web site statistics and processes, management information systems and technology systems; customer order processing; software developed by the Company; products and services relating to archiving, sharing, viewing, printing and managing personal digital images; processing of film-based images and slides; all PhotoWorks(R) software; and processes for production of Pictures On Disk(TM) or preloaded cameras.

         3. Employee agrees to safeguard and keep confidential the proprietary information of customers, partners, vendors, consultants, and other parties with which the Company does business to the same extent as if it were the Company's "trade secrets". Employee will not, during his/her employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and Employee will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

         4. Employee agrees that, either during his/her employment or engagement with the Company or at any time within a period of two (2) years from the date Employee voluntarily or involuntarily terminates employment or engagement by the Company, Employee shall not directly or indirectly contact, solicit, divert, or take away any customer, partner, supplier, vendor or account of any kind with which the Company had any contact regarding any actual or possible sale, license, or transfer of any kind, of any products or services, whether prior to or during the employment of Employee. The terms of this paragraph shall be applicable to any geographic area where the Company has done business prior to or during Employee's period of employment or engagement. This geographic area shall include locations within and outside borders of the United States, in view of the international market for the Company's products and services.

         5. Employee agrees that, either during his/her employment or engagement with the Company or at any time within a period of two (2) years from the date Employee voluntarily or involuntarily terminates employment or engagement with the Company, Employee will not engage in competitive activity. As used herein, the term "competitive activity" shall include acting directly or indirectly as an agent, employees, officer, director, partner, or as a representative of any other person, firm or legal entity, or any other capacity whatsoever, in any business in competition, directly or indirectly, with the Company, or which transacts any business in similar products or services as those of the Company. The terms of this paragraph shall be applicable to any geographic area where the Company has done business prior to or during Employee's period of employment or engagement. This geographic area shall include locations within and outside the borders of the United States, in view of the international market for the Company's products and services.

         6. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by Employee, alone or with others, on behalf of the Company or from access to the Company's trade secrets, information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively "Inventions") shall be the property of the Company, and, to the extent permitted by law, shall be "works made for hire." Employee hereby assigns and agrees to assign to the Company or its designee, without further consideration, Employee's entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. Employee will disclose promptly and in writing to the individual designated by the Company or to Employee's immediate supervisor, all Inventions which Employee has made or reduced to practice. During Employee's employment and for two years after, Employee will assist the Company (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

         7. In accordance with the Company's policy and Washington law, the Company hereby notifies Employees that this Agreement (other than section 7) does not apply to, and Employee has no obligation to assign to the Company, any invention for which no Company trade secrets and no equipment, supplies or facilities of the Company were used and which was developed entirely on Employee's own time unless: (i) the invention related directly to the business of Employer, (ii) the invention relates to actual or demonstrably anticipated research or development work of the Company, or (iii) the invention results from any work performed by Employee for the Company.

         8. To determine whether Employee has an obligation to assign particular intellectual properties to the Company, Employee shall promptly make full written disclosure to the President of the Company of all Intellectual Properties which he/she makes or on which he/she is working during the term of his/her employment or during the six-month period thereafter that arises out of employment or engagement with the Company or which is competitive with the Company's products or services.

         9. Employee agrees that, either during his/her employment or engagement with the Company or at anytime within a period of two (2) years from the date Employees voluntarily or involuntarily terminates employment or engagement by the Company, Employee will not solicit, entice, induce or attempt to influence, directly or indirectly, any other employee of the Company to cease his/her relationship with the Company, nor shall Employee recruit, hire or assist others in hiring any other employee of the Company.

        10. Employee agrees to return to the Company at the termination of his/her work for the Company all papers, notes, books, drawings or other documents, software in any form, models, equipment, parts or tools thereof belonging to the Company and relating to its business, present or future, and also to return to the Company any keys, pass cards, credit cards, identification cards, and all other property belonging to the Company.

        11. Employee represents that there are no other contracts to assign inventions that are now in existence between any other person or entity and Employee. Employee further represents that he/she has no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

        12. Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

        13. Employee agrees that any violation of this agreement by Employee will cause irreparable injury to the Company and the Company shall be entitled to extraordinary relief in court, including, but not limited to temporary restraining orders, preliminary injunctions and permanent injunction without necessity of posting bond or security which is expressly waived by Employee.

         If for any reason Employee violates this agreement, Employee agrees that in addition to injunctive relief:

         (a) If Employee acquires or otherwise obtains, by any means whatsoever, any customer of the Company, or provides products or services to any customer of the Company, Employee shall pay to the Company fifty (50) percent of the gross revenues obtained from the sale of products or services to each such customer for a period of two (2) years commencing with the date Employee first renders services to such customers; or

         (b) If Employee otherwise violates this agreement, Employee shall pay to the Company twenty-five (25) percent of Employee's monthly salary or compensation for each month that Employee violates this agreement for a period of two (2) years commencing with the dates Employee first violates this agreement.

         (c) If paragraph (a) and (b) above are each applicable to Employee, then, at the sole election of the Company, Employee shall pay to the Company the amount calculated according to paragraph (a) and (b), whichever is the greater amount.

        14. Employee expressly agrees that, in addition to extraordinary relief for any violation of this agreement by Employee, the Company shall be entitled to such other remedies as provided by law, e.g., compensatory damages, reasonable attorney's fees and court costs.

        15. The Company shall have the sole discretion to assign any rights acquired under the terms of this agreement.

         16. This agreement supercedes all previous oral and written agreements between the Company and Employee.

        17. This agreement does not constitute nor imply an employment contract or promise future employment between the Company and Employee. The Company is an at-will employer.

        18. Governing Law; Venue. This Agreement shall be governed by the local laws of the State of Washington. The parties hereby consent to the jurisdiction of the state and federal courts sitting in King County, Washington for all matters and actions arising under this Agreement. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with such litigation.

        19. Arbitration. Employee further agrees that the Company, at its option, may elect to submit any dispute or controversy arising out of or related to this Agreement for final settlement by arbitration conducted in Seattle, Washington in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.

         In the event that any provision of this Agreement shall be determined by any court or arbitrator of competent jurisdiction to be unenforceable or otherwise invalid for any reason, including but not limited to the duration of such provision, its geographic scope or the extent of the activities prohibited or required by it, such provision shall be enforced and validated to the extent permitted by law, and the court or arbitrator shall have the power to be enforceable under applicable law. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision is held to be invalid, the parties agree that the remaining portion shall be deemed to be in full force and effect as if they had been executed by the parties subsequent to the expungement of the invalid provision.


         In witness whereof, the parties have hereunto set their hands and seals
on the date of                                   ,2001.
               ----------------------------------

PhotoWorks, Inc.
The Company:

By ___________________________              _________________________
                                                     Employee
Its __________________________


                                       5